                                CREDIT AGREEMENT

                                  BY AND AMONG

                                GLOBALSTAR, L.P.,

                                  AS BORROWER,

                              QUALCOMM INCORPORATED

                       AND THE OTHER LENDERS NAMED HEREIN

                                       AND

                             QUALCOMM INCORPORATED,

                                    AS AGENT

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT (this "Agreement") is entered into as of May 5, 2000, by and among GLOBALSTAR, L.P., a limited partnership duly organized under the laws of the State of Delaware ("Borrower"), QUALCOMM INCORPORATED, a corporation duly organized under the laws of the State of Delaware ("QUALCOMM"), as a Lender and as a Vendor (as defined below), any Affiliate (as defined below) of QUALCOMM, or such other Persons as shall from time to time become Lenders hereunder (collectively, with QUALCOMM, "Lenders"), and QUALCOMM, as Agent.

                                    RECITALS

         A. Globalstar was formed to develop and deploy the Globalstar System, a system designed to provide satellite based wireless telecommunications services worldwide (the "Globalstar System"). Borrower and QUALCOMM entered into the Development Agreement (defined below), pursuant to which QUALCOMM agreed, subject to the terms and conditions of the Development Agreement, to render services to Borrower to design, develop, test, deliver and maintain the Ground Communication Segment (as defined in the Development Agreement) of the Globalstar System, and to render certain other services for use in connection with the Globalstar System.

         B. Borrower became indebted to QUALCOMM for certain deferred payment obligations (the "Original Development Financing Obligations") related to the Globalstar System pursuant to the Letter Agreement (defined below). In addition, Borrower is indebted to QUALCOMM for Costs (defined below) and other costs, fees and expenses incurred by Borrower pursuant to the Development Agreement (collectively, the "Additional Development Financing Obligations"), and may from time to time hereafter become indebted for further Additional Development Financing Obligations.

         C. Borrower desires, and Lenders have agreed, to make available certain credit facilities to refinance the Original Development Financing Obligations and the existing Additional Development Financing Obligations and to finance future Additional Development Financing Obligations, but only upon the terms and conditions and in reliance upon the representations and warranties herein set forth.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, and intending to be legally bound, Borrower and Lenders agree as follows:

SECTION 1. DEFINITIONS.

         1.1 DEFINED TERMS. As used in this Agreement, the following terms have the respective meanings specified below or specified in the provision referenced following such term:



                                       2.
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                  "Additional Buildout Indebtedness" means Indebtedness
(including senior and subordinated debt securities and bank financing) of Borrower or any Wholly Owned Subsidiary incurred, or issued to finance the buildout of the Satellite Project and related costs which either (i) constitute the Gateway/Handset Vendor Financing, the Globalstar Bank Agreement or the Replacement Globalstar Bank Agreement or (ii) satisfy the following criteria:
(a) none of such Indebtedness will mature (by scheduled payment or mandatory payment or prepayment) prior to the later of (1) the last day of the Tranche B Commitment Period and (2) the Final Maturity Date; and (b) such Indebtedness bears interest at no higher than a market rate of interest.

                  "Additional Development Financing Obligations" has the meaning specified in the Recitals hereto.

                  "Affiliate" means, with respect to any Person, each other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any pension plan or employee benefit plan); provided, however, that for purposes of this Agreement, neither QUALCOMM and its Affiliates nor Borrower and its Affiliates shall be deemed to be Affiliates of one another. A Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, power (i) to vote ten percent (10.0%) or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors, managing general partners or managing members or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agent" means QUALCOMM, not when acting in its individual capacity, but solely when acting in its capacity as Agent under this Agreement or any of the other Credit Documents, and any successor Agent.

                  "Agent's Payment Office" means the address for payments set forth on the signature page hereto in relation to Agent or such other address as Agent may from time to time specify to Borrower in writing.

                  "Aggregate Commitment" means, at any time, an amount equal to the Aggregate Tranche A Commitment plus the Aggregate Tranche B Commitment.

                  "Aggregate Tranche A Commitment" means, at any time, an amount equal to the amount set forth on Schedule 1.1 hereto, plus accrued but unpaid interest thereon from the date hereof to the extent provided herein.

                  "Aggregate Tranche B Commitment" means, at any time, an amount equal to the amount set forth on Schedule 1.1 hereto, plus accrued but unpaid interest from the date hereof to the extent provided herein.

                  "Agreement" means this Credit Agreement, and all exhibits and schedules to this Credit Agreement, as the same may from time to time be amended, restated, supplemented or otherwise modified as hereinafter provided.



                                       3.
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                  "Amendment to Exchange and Registration Rights Agreement"
means that Amendment, dated as of the date hereof, to the Exchange and Registration Rights Agreement among Borrower, GTL, QUALCOMM, Loral, LSC and LSCC.

                  "Borrower" has the meaning specified in the Preamble hereto.

                  "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in San Diego, California or New York, New York are authorized or required to close under the laws of the State of California, the laws of the State of New York or the laws of the United States of America.

                  "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition, (ii) time deposits and certificates of deposit of any Lender or any domestic commercial bank having capital and surplus in excess of $500,000,000 the holding company of which has a commercial paper rating meeting the requirements specified in clause (iv) below having maturities of not more than twelve months from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) entered into with any Lender or bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") or P-1 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") and in either case maturing within twelve months after the date of acquisition, (y) tax exempt obligations rated at least A2 or the equivalent thereof by Moody's and A or the equivalent thereof by S&P,
(vi) money market mutual funds, (vii) commercial paper (other than commercial paper referred to in the preceding clause (iv)) rated at least A-2 or the equivalent thereof by S&P or P-2 or the equivalent thereof by Moody's in an aggregate principal amount not in excess of 25% of the liquid assets of Borrower and its consolidated Subsidiaries and in either case maturing within twelve months after the date of acquisition, (viii) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in (i) through (vii) above, and (ix) the Merrill Lynch Asset Institutional II Fund and other funds with substantially similar investment policies as in effect on the date hereof.

                  "Change of Control" means (a) the sale, lease or transfer, in one transaction or a series of related transactions, of all or substantially all of the assets of Borrower and its Subsidiaries; (b) the adoption of a plan relating to the liquidation or dissolution of Borrower or one or more Subsidiaries which in the aggregate represent more than 50% of the total assets of Borrower and its Subsidiaries, other than as permitted under subsection 6.5 of the Globalstar Bank Agreement; (c) the failure of Loral to own, directly or indirectly, at least 70% of the Equity Interests in Borrower that it owned, directly or indirectly, as of the Closing Date free and clear of Liens and other Encumbrances; or (d) the first day on which Loral fails to be, or, directly or indirectly, fails solely to control, the sole managing general partner of Borrower.

                  "Closing" means such time as each and every condition set forth in SECTION 3.1 hereof has been satisfied or waived by each Lender.



                                       4.
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                  "Closing Date" means the date on which the Closing occurs.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder.

                  "Commitment Termination Date" means December 31, 2000.

                  "Consolidated Net Income" means, for any period, the consolidated net income (or deficit) of Borrower and its Subsidiaries for such period (taken as a cumulative whole), determined in accordance with GAAP.

                  "Consolidated Net Worth" means, at a particular time, all amounts which would be included under partners' equity on a consolidated balance sheet of Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP as at such date.

                  "Contingent Obligation" means as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations quantified in accordance with the last sentence of this definition ("the primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the amount reasonably anticipated to be payable by Borrower in respect of such Contingent Obligation as determined by Borrower in good faith.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Costs" has the meaning specified in the Development
Agreement.

                  "Credit Documents" means this Agreement, the Notes, if any, the Guaranty, the Warrant, the Amendment to Exchange and Registration Rights Agreement, and any other agreements or instruments that may hereafter be executed and delivered in favor of Agent, or one or more Lenders pursuant to this Agreement.

                  "Credit Party" means Borrower and each other party (other than


                                       5.

Agent and Lenders) to a Credit Document.

                  "Default" means any event or occurrence not yet constituting an Event of Default but which, with the giving of notice or the passage of time or both, would constitute an Event of Default.

                  "Default Rate" means an interest rate per annum equal to the otherwise applicable interest rate plus five percent (5.00%) per annum.

                  "Development Agreement" means that Contract for Development of Globalstar Ground Communication Segment Equipment between Borrower and QUALCOMM, dated as of March 18, 1994, and all exhibits and schedules thereto, as amended by that Agreement Regarding General and Administrative Expenses, dated as of October 5, 1994, and as the same may be further amended, restated, supplemented or otherwise modified from time to time.

                  "Disputed Amount Rate" shall mean (i) prior to the January 2, 2001 Interest Payment Date, the rate otherwise applicable to Loans hereunder and
(ii) on and after such date, the Default Rate.

                  "Dollar," "Dollars" and "$" means dollars in lawful currency of the United States of America.

                  "Equity Interests" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all partnership interests (general or limited) of a partnership, any and all equivalent ownership interests in a Person (other than a corporation or partnership) and any and all warrants or options to purchase any of the foregoing.

                  "Event of Default" means any of the events specified in
SECTION 6.1 hereof.

                  "Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated as of December 31, 1994, among Borrower, GTL and partners of the Borrower signatories thereto.

                  "Federal Funds Rate" means, for any period, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)." If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day under the caption "Federal Funds Effective Rate." If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotation, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m., New York Time, on that day by each of three leading brokers of federal funds


                                       6.

transactions in New York City selected by the Agent.

                  "Final Maturity Date" means August 15, 2003.

                  "Financing Lease" means (a) any lease of property, real or personal, the then present value of the minimum rental commitment thereunder of which should, in accordance with GAAP, be capitalized on a balance sheet of the lessee, and (b) any other such lease the obligations under which are capitalized on a consolidated balance sheet of Borrower and its Subsidiaries.

                  "Foreign Subsidiary" means any Subsidiary organized or incorporated outside the United States of America.

                  "Form W-8" has the meaning specified in SECTION
2.10(b)(v)(B)(1) hereof.

                  "Form 1001" has the meaning specified in SECTION 2.10(b)(v)(A)(1) hereof.

                  "Form 4224" has the meaning specified in SECTION 2.10(b)(vi)(A)(1) hereof.

                  "Funded Debt" means, with respect to any Person, at a particular date, the sum (without duplication) at such date of (a) all indebtedness of such Person (i) for borrowed money or (ii) for the deferred purchase price of property or services (excluding trade payables in the ordinary course of business and unearned orbital incentives) or (iii) which is evidenced by a note, bond, debenture or similar instrument, and (b) the capitalized portion of obligations under Financing Leases.

                  "Funding Date" means each date on or after the Closing Date on which any of Lenders make a Loan hereunder.

                  "GAAP" means generally accepted accounting principles in the United States of America in effect on the date hereof, provided that for purposes of preparation of the financial statements to be delivered pursuant to
SECTION 5.1(e), "GAAP" shall mean generally accepted accounting principles in the United States in effect from time to time.

                  "Gateway Agreement" means the Production Gateway Purchase Agreement, dated as of April 30, 1997, by and between Borrower and QUALCOMM, and all exhibits and schedules thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Gateway Financing Agreement" means the Letter Agreement, dated May 23, 1997, between QUALCOMM and Borrower, related to the Gateways to be financed by QUALCOMM.

                  "Gateway/Handset Vendor Financing" means Indebtedness of Borrower or any of its Wholly-Owned Subsidiary Guarantors not to exceed $100,000,000 (excluding accrued interest) in principal amount at any time outstanding incurred for the purpose of financing the purchase of Globalstar gateways and user terminals, including gateways and user terminals


                                       7.

purchased for resale to service providers, provided, that such Indebtedness shall not be secured by any assets of Borrower or any of its Subsidiaries other than the gateways and user terminals so financed, the proceeds of such resales and the account in which such proceeds are deposited.

                  "Globalstar Agreements" means the Development Agreement, the Gateway Agreement and the User Terminal Agreement and any exhibits or schedules to such agreements, as such agreements may be amended, restated, supplemented or otherwise modified from time to time .

                  "Globalstar Bank Agreement" means the Credit Agreement, dated as of August 5, 1999, by and among Borrower, Lenders named therein and Bank of America, National Association, as administrative agent, and all exhibits and schedules thereto, and, except as may be stated to the contrary herein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Globalstar System" has the meaning specified in the Recitals hereto.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GTL" means Globalstar Telecommunications Limited, a Bermuda exempted company, and a general partner of Borrower.

                  "Guaranty" means the Guaranty, dated as of the date hereof, made by Loral in favor of Agent, on behalf of Lenders, and all exhibits and schedules thereto, as the same may be amended, modified, supplemented or restated from time to time.

                  "Guaranty Fundamental Event of Default" shall mean an Event of Default under the Guaranty pursuant to SECTION 12 (d)(i), (e), (f), (g), (i) and
(j).

                  "Hedge Agreement" means an interest rate swap, cap or collar agreement or similar arrangement dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "Indebtedness" means, with respect to any Person, at a particular date, the sum (without duplication) at such date of (a) Funded Debt of such Person, (b) all obligations of such Person in respect of letters of credit, acceptances, or similar obligations issued or created for the account of such Person, and (c) all indebtedness or other liabilities (excluding taxes and assessments) secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

                  "Initial Tranche B Loan" has the meaning specified in SECTION 2.2(b).

                  "Interest Payment Date" means the first Business Day in each of the months of January, April, July and October.



                                       8.
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                  "Lender" or "Lenders" has the meaning specified in the
Preamble hereto.

                  "Lending Office" means, with respect to any Lender, the office or offices of such Lender specified as its "Domestic Lending Office" opposite its name on the applicable signature page hereto, or such other office or offices of such Lender as it may from time to time specify to Borrower and Agent in writing.

                  "Letter Agreement" means the letter agreement, dated March 4, 1998, by and between QUALCOMM and Borrower, related to a deferred payment financing facility provided by QUALCOMM to Borrower.

                  "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing).

                  "Loan" means a Tranche A Loan or a Tranche B Loan, and "Loans" means all of such loans, collectively.

                  "Loral" means Loral Space & Communications Ltd., a Bermuda company.

                  "LSC" means Loral SpaceCom Corporation, a Delaware corporation.

                  "LSCC" means Loral Space & Communications Corporation, a Delaware corporation.

                  "Material Adverse Effect" means a material adverse effect on
(a) the Satellite Project, (b) the business, assets, property or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole and the ability of Borrower and its Subsidiaries to perform their respective obligations under the Credit Documents or (c) the validity or enforceability of any of the Credit Documents or the material rights or remedies of Agent or Lenders hereunder or thereunder.

                  "Net Worth Base Amount" means (a) the Consolidated Net Worth (whether positive or negative) on the last day of the fiscal quarter ending prior to the Commencement Date (as defined in SECTION 5.2 (A) below) minus (b) $100,000,000.

                  "Non-Bank Lender Tax Certificate" has the meaning specified in
SECTION 2.10(b)(vii)(B)(1) hereof.

                  "Note" means a Tranche A Note, if any, or a Tranche B Note, if any, and "Notes" means all of such notes, collectively, and any and all replacements, extensions, substitutions and renewals of any such promissory note.

                  "Notice of Deemed Loan" has the meaning specified in SECTION
2.3 hereof.



                                       9.

                  "Obligations" means, collectively, all Indebtedness, including, without limitation, all principal, interest, fees, expenses owing to Agent and Lenders under the Credit Documents (provided that such amounts shall exclude attorneys' and other fees, costs or expenses of Agent and Lenders solely in connection with the preparation, negotiation and execution of the Credit Documents); and Agent's and any Lender's reasonable attorneys' fees and expenses incurred in administering, amending, enforcing or defending the Credit Documents, (whether or not suit is brought) and other amounts owed to Agent or any Lender by any Credit Party pursuant to this Agreement, or the other Credit Documents, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an insolvency proceeding (including, without limitation, any proceeding commenced by or against any Credit Party under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with any Credit Party's creditors, or proceedings seeking reorganization, arrangement or other relief) and including any Indebtedness, liability or obligation owing from any Credit Party to others that Agent or any Lender may have obtained by assignment or otherwise.

                  "Original Development Financing Obligations" has the meaning specified in the Recitals hereto.

                  "Other Agreements" has the meaning specified in SECTION 3.1(o) hereof.

                  "Other Globalstar Indebtedness Agreements" means the Globalstar Bank Agreement, any agreement under which Indebtedness is incurred to refinance the obligations under the Globalstar Bank Agreement or any Replacement Globalstar Bank Agreement.

                  "Other Taxes" has the meaning specified in SECTION 2.10(b)(ii) hereof.

                  "Partner" means each general or limited partner in Borrower from time to time.

                  "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, Governmental Authority or other entity of whatever nature.

                  "Preferred Equity Interests" means the preferred partnership interests of Borrower existing at the date of the Globalstar Bank Agreement and any Equity Interests of Borrower that are preferred or senior in right of payment to any other Equity Interests of Borrower and which are not mandatorily redeemable or redeemable at the option of the holder thereof prior to 90 days after the later of (i) the Revolving Termination Date (as defined in the Globalstar Bank Agreement) and (ii) the final maturity of the Term Loans (as defined in the Globalstar Bank Agreement), (the "TERMINATION DATE"); provided that any Equity Interest that would constitute a Preferred Equity Interest but for provisions thereof giving holders thereof the right to require Borrower to repurchase or redeem such interest or obligation upon the occurrence of a change of control occurring prior to the Termination Date shall constitute Preferred Equity Interests if the change of control provisions applicable to such interest or obligation are no more favorable to the holders of such interest or obligation than the provisions applicable to the Loans (as defined in


                                      10.

the Globalstar Bank Agreement) and such interest or obligation specifically provides that Borrower will not repurchase or redeem any such interest or obligation pursuant to such provisions prior to the Borrower's repayment of the Loans (as defined in the Globalstar Bank Agreement).

                  "Qualified Equity Interests" means Equity Interests in Borrower which are not mandatorily redeemable and which do not require any mandatory payments or distributions with respect thereto.

                  "Replacement Globalstar Bank Agreement" means, at any time that the Globalstar Bank Agreement has been terminated and is not effective, one or more credit agreements between Borrower and institutional lenders having aggregate commitment amounts of at least $100,000,000, and all exhibits and schedules thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Requirements of Law" means, as to any Person, the Certificate or Articles of Incorporation and Bylaws or other organizational or governing documents of such Person, and any Law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which or by which such Person or any of its property is subject.

                  "Requisite Lenders" means, at any time, Lenders then holding more than sixty-six and seven-tenths percent (66.7%) of the then aggregate unpaid principal amount of all Loans then outstanding or, if no Loans are then outstanding, Lenders then having more than sixty-six and seven-tenths percent (66.7%) of the Aggregate Commitment.

                  "Responsible Officer" means any of the president, chief financial officer or treasurer of Borrower.

                  "Satellite Project" means the building, launching and operation by Borrower of a worldwide, low-earth orbit satellite based digital telecommunications system which provides wireless voice telephony and other services.

                  "Service Provider Agreements" means the Founding Service Provider Agreements, dated as of January 1, 1995, between Borrower and each of AirTouch Satellite Services, Finmeccanica. S.p.A., Hyundai/DACOM, Loral Globalstar, L.P., TE.SA.M., and Vodastar Limited and the Service Provider Agreements between Borrower and each of Al-Murjan Trading & Industrial Co. Ltd., Aylesbury Satellite Systems, Bermuda Telephone Company, Chungwha Telecommunications Co. Ltd., Cupola Group, Globaltel J.S.C., Global Touch, Martel Telecommunications Co. Ltd., Mobile Telecommunications Africa, Trans Arab Telecommunication Co., Trinity Globalstar Ltd. and Vantage Holdings Ltd. and any agreements which the Borrower may enter into in the future with a service provider to provide voice, fax, data, messaging, paging, geolocation, information or other services using Borrower's satellite constellation.

                  "Subordinated Indebtedness" means any unsecured Indebtedness of Borrower, no


                                      11.

part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption or mandatory prepayment or otherwise) prior to February 15, 2004, and the payment of principal of and interest on which, and the payment of any other obligations of Borrower to the holders of such Subordinated Indebtedness, are subordinated to the prior payment in full of the Obligations (including, without limitation, obligations in respect of post-petition interest, whether or not allowed) on terms satisfactory to Agent and Requisite Lenders.

                  "Subsidiary" means with respect to any Person, a corporation, partnership or other entity (a) of which Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person and (b) which is consolidated on such Person's financial statements. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Borrower.

                   "Subsidiary Guaranty" means the Guaranties to be executed and delivered by each Subsidiary (other than Subsidiaries organized or incorporated outside the United States of America) of Borrower existing on the date hereof, if any, or created or acquired after the date hereof, substantially in the form of EXHIBIT E, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Subsidiary Guarantor" means each Subsidiary that is a guarantor of the Obligations pursuant to a Subsidiary Guaranty.

                  "Taxes" has the meaning specified in SECTION 2.10(b)(i) hereof.

                  "Term Sheet" means the term sheet, effective as of March 7, 2000, executed by Loral, Borrower and QUALCOMM.

                  "Tranche A Commitment" means, with respect to each Lender, the amount, if any, set forth on SCHEDULE 1.1 as such Lender's "Tranche A Commitment," as such amount may be amended from time to time.

                  "Tranche B Commitment" means, with respect to each Lender, the amount, if any, set forth on SCHEDULE 1.1 as such Lender's "Tranche B Loan Commitment," as such amount may be amended from time to time.

                  "Tranche A Commitment Percentage" means, as to any Lender, the percentage equivalent of such Lender's Tranche A Commitment, if any, divided by the Aggregate Tranche A Commitment.

                  "Tranche B Commitment Percentage" means, as to any Lender, the percentage equivalent of such Lender's Tranche B Commitment, if any, divided by the Aggregate Tranche B Commitment.



                                      12.

                  "Tranche B Commitment Period" means the period from and including the Closing Date to and including December 31, 2000 or such earlier date on which the Aggregate Tranche B Loan Commitment shall terminate as provided herein.

                  "Tranche A Lender" means any Lender having a Tranche A Commitment.

                  "Tranche B Lender" means any Lender having a Tranche B Commitment.

                  "Tranche A Loan" has the meaning specified in SECTION 2.1 hereof.

                  "Tranche B Loan" has the meaning specified in SECTION 2.2(a) hereof.

                  "Tranche A Loan Facility" means the Tranche A loan facility described in SECTION 2 to be provided by Tranche A Lenders to Borrower according to each Tranche A Lender's Tranche A Commitment.

                  "Tranche B Loan Facility" means Tranche B loan facility described in SECTION 2 to be provided by Tranche B Lenders to Borrower according to each Tranche B Lender's Tranche B Commitment.

                  "Tranche A Note" or "Tranche A Notes" means those promissory notes, if any, referred to in SECTION 2.9(a) hereof

                  "Tranche B Note" or "Tranche B Notes" means those promissory notes, if any, referred to in SECTION 2.9(b) hereof.

                  "User Terminal Agreement" means the Globalstar User Terminal
(UT) Purchase and Sale Agreement, dated as of April 2, 1998, by and between Vendor and Borrower and all exhibits and schedules thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Vendor" means QUALCOMM Incorporated in its capacity as a provider of goods or services under the Globalstar Agreements or otherwise relating to the Globalstar System.

                  "Warrant" means that Warrant Certificate, dated the date hereof, executed by Borrower in favor of QUALCOMM, and all replacements, extensions, substitutions and renewals thereof.

                  "Wholly Owned Subsidiary" means any Subsidiary of Borrower to the extent at least 99% of the Equity Interests of such Subsidiary, other than directors' or nominees' qualifying shares, are owned directly or indirectly by Borrower.

                  "Wholly Owned Subsidiary Guarantor" means each Wholly Owned Subsidiary that is a guarantor of the Obligations pursuant to a Subsidiary Guaranty.

         1.2 OTHER INTERPRETIVE PROVISIONS.



                                      13.

                  (a) All terms defined in this Agreement shall have their defined meanings when used in the other Credit Documents and any certificate or other document made or delivered pursuant hereto, unless the context clearly indicates otherwise.

                  (b) As used in this Agreement and the other Credit Documents and any certificate or other document made or delivered pursuant hereto, accounting terms relating to Borrower not defined in SECTION 1.1 above, and accounting terms partly defined in SECTION 1.1 above to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

                  (d) All terms defined in this Agreement in the singular form shall have comparable meanings when used in the plural form and vice versa.

                  (e) Unless otherwise specified herein, all accounting terms used herein shall be interpreted, and all financial statements required to be delivered hereunder shall be prepared in accordance with, GAAP. If any changes in GAAP from those used in the preparation of the financial statements referred to in SECTION 4.1 hereof ("GAAP Changes") hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a change in the method of calculation of any of the financial covenants, standards or other terms or conditions found in this Agreement, the financial statements furnished from time to time hereunder shall be presented with reconciliation worksheets and all such financial covenants, standards or other terms or conditions found herein shall be calculated in accordance with GAAP as in effect immediately prior to such GAAP Changes.

SECTION 2. TRANCHE A FACILITY; TRANCHE B FACILITY.

         2.1 TRANCHE A FACILITY. Upon the terms, subject to the conditions and in reliance upon the representations and warranties of Borrower set forth in this Agreement and in the other Credit Documents, each Lender having a Tranche A Commitment severally agrees to make a single credit extension on the Closing Date to Borrower (a "Tranche A Loan") in an aggregate principal amount equal to such Lender's Tranche A Commitment, in accordance with the terms and as more fully set forth in this SECTION 2. The Tranche A Loan extended by each Lender on the Closing Date will be made by way of a book entry by Borrower and such Lender and the issuance by Vendor of a payment certificate to Borrower evidencing Borrower's satisfaction of the Original Development Financing Obligations as of the Closing Date, and no cash will be advanced by such Lender to Borrower. The amount of Tranche A Loans outstanding on the Closing Date is set forth on
Schedule 1.1. Once repaid, Tranche A Loans may not be re-borrowed.



                                      14.

         2.2 TRANCHE B FACILITY.

                  (a) TRANCHE B COMMITMENT. Upon the terms, subject to the conditions and in reliance upon the representations and warranties of Borrower set forth in this Agreement and in the other Credit Documents, each Lender having a Tranche B Commitment severally agrees to make credit extensions from time to time to Borrower to finance Additional Development Financing Obligations (each such credit extension provided by such Lender being referred to herein as a "Tranche B Loan"), in such Lender's Tranche B Commitment Percentage of such aggregate amounts, from the Closing Date to and including December 31, 2000 (such date, unless terminated earlier pursuant to this Agreement, the "Commitment Termination Date"). Except with respect to mandatory prepayments made pursuant to SECTION 2.7(B)(II) below, once repaid, Tranche B Loans may not be re-borrowed.

                  (b) INITIAL TRANCHE B LOANS. Each Lender having a Tranche B Commitment severally agrees to make an Initial Tranche B Loan on the Closing Date (such Lender's "Initial Tranche B Loan") in an aggregate principal amount equal to such Lender's Tranche B Commitment Percentage of the aggregate amount (the "Initial Aggregate Tranche B Funding") of Additional Development Financing Obligations and that portion of the late charges remaining unpaid as referenced in the Term Sheet, in each case as of the opening of business on the Closing Date, in accordance with the terms and as more fully set forth in this SECTION
2. Each Lender's Initial Tranche B Loan will be made by way of a book entry on the Closing Date by Borrower and such Lender and issuance by Vendor of a payment certificate to Borrower evidencing Borrower's satisfaction of the Additional Development Financing Obligations as of the Closing Date, and no cash will be advanced by such Lender. The amount of Tranche B Loans outstanding on the Closing Date is set forth on Schedule 1.1.

         2.3 NOTICE AND MANNER OF MAKING TRANCHE B LOANS; DISPUTED AMOUNTS.

                  (a) On each date prior to the Commitment Termination Date on which payment is due to Vendor pursuant to invoices issued to Borrower pursuant to the Development Agreement, Vendor shall deliver to Agent by electronic facsimile transmission written notice of such due date and the amount of such payment due under the invoices issued to Borrower pursuant to the Development Agreement (less any amounts in respect of any portion of an invoice as to which Vendor and Agent have received written claim from Borrower which claim is prepared in good faith and provides a reasonably detailed description of that portion of the applicable invoice which Borrower disputes ("Disputed Amounts") is due and payable and the basis therefor), which notice shall be in the form of EXHIBIT B to this Agreement (a "Notice of Deemed Loan"), and a borrowing of Tranche B Loans shall be deemed to have been made as of the date on which such payment was due along with simultaneous issuance by Vendor of a payment certificate to Borrower evidencing Borrower's satisfaction of the undisputed amount. The amount of Tranche B Loans owing to each Tranche B Lender shall automatically be increased as of such date to add to the principal amount thereof the amount set forth in the Notice of Deemed Loan according to the Tranche B Commitment Percentage of each Lender making such Tranche B Loan (i) as of the applicable due date in respect of payments owing to QUALCOMM in its capacity as a Lender and (ii) as of the date, as to any other Lender, that such


                                      15.

Lender remits funds in respect of such Loan to Agent for payment to Vendor. Notwithstanding the foregoing, any failure by Vendor to deliver notice in accordance with this SECTION 2.3 shall in no way diminish Agent's or Lenders' rights under this Agreement.

                  (b) Notwithstanding anything herein to the contrary, (i) all Disputed Amounts whether or not ultimately resolved in favor of QUALCOMM will be treated as Loans outstanding hereunder for the purposes of calculating the availability of Loans under the Tranche B Commitment, (ii) Disputed Amounts ultimately resolved in favor of QUALCOMM shall constitute Loans hereunder and shall accrue interest on the terms set forth in SECTION 2.5 at the Disputed Amount Rate from the original due date of the applicable invoice, (iii) the principal amount of all Loans arising from Disputed Amounts ultimately resolved in favor of QUALCOMM shall be repaid in equal installments over the remaining scheduled principal repayment dates under SECTION 2.4.

         2.4 SCHEDULED PAYMENT OF PRINCIPAL OF THE LOANS.

                  (a) TRANCHE A LOANS. The Tranche A Loans shall mature in ten
(10) installments on the dates set forth below, commencing on January 15, 2001. Each such installment payable to a given Lender shall be in an amount equal to such Lender's Tranche A Commitment Percentage multiplied by the aggregate principal amount of Tranche A Loans outstanding as of October 2, 2000 multiplied by the fraction set forth below opposite the applicable installment date:

                    INSTALLMENT DATE                           FRACTION

                    January 15, 2001                           13/400
                     March 31, 2001                            10/400
                      June 30, 2001                            13/400
                   September 30, 2001                          10/400
                    December 31, 2001                          10/400
                     March 31, 2002                            15/400
                      June 30, 2002                            60/400
                     August 15, 2002                           20/400
                     March 31, 2003                            75/400
                     August 15, 2003                           174/400

                  (b) TRANCHE B LOANS. The Tranche B Loans shall mature in ten
(10) installments on the dates set forth below, commencing on January 15, 2001. Each such installment payable to a given Lender shall be in an amount equal to such Lender's Tranche B Commitment Percentage multiplied by the aggregate principal amount outstanding under the Tranche B Facility as of the last day of the Tranche B Commitment Period multiplied by the fraction set forth below opposite the applicable installment date:

                      INSTALLMENT DATE                          FRACTION

                      January 15, 2001                          13/400


                                      16.

                       March 31, 2001                           10/400
                        June 30, 2001                           13/400
                     September 30, 2001                         10/400
                      December 31, 2001                         10/400
                       March 31, 2002                           15/400
                        June 30, 2002                           60/400
                       August 15, 2002                          20/400
                       March 31, 2003                           75/400
                       August 15, 2003                          174/400

         2.5 INTEREST RATES; PAYMENT OF INTEREST; CALCULATION OF INTEREST.

                  (a) INTEREST RATE AND PAYMENT OF INTEREST. Subject to SECTION 2.5(C) below, each Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to six percent (6.00%). Unless Borrower shall have paid such interest to Agent for the account of Lenders on or prior to the Interest Payment Date, such interest shall automatically, without any action or notice, on each Interest Payment Date occurring during the period from the Closing Date through and including the October 2, 2000 Interest Payment Date, be added to the outstanding principal amount of the Loans and interest shall accrue thereon at the applicable interest rate. Interest shall be payable in cash on all Interest Payment Dates after the October 2, 2000 Interest Payment Date.

                  (b) CALCULATION OF INTEREST. Interest on the Loans shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest on any Loan, the date of the making of such Loan shall be included and the date of payment shall be excluded; provided, however, that if any Loan is repaid on the same day on which it is made, such day shall be included in computing interest on such Loan.

                  (c) DEFAULT INTEREST. Upon the occurrence and for so long as an Event of Default shall continue, including after acceleration (whether before or after entry of judgment), Borrower shall pay interest on the principal amount of each Loan then outstanding at the Default Rate.

         2.6 PAYMENT PROCEDURES.

                  (a) PAYMENT ON BUSINESS DAYS. Whenever any payment due under this Agreement shall fall due on a day other than a Business Day, the due date of such payment shall be extended to the next succeeding Business Day and such payment shall be made on such Business Day, and such extension of time shall be included in the computation of interest.

                  (b) PLACE OF PAYMENT. Borrower shall make all payments or prepayments of the principal of the Loans, and all payments of the interest on the Loans and all other amounts owed by Borrower to Agent or Lenders under this Agreement to the Agent's


                                      17.

Payment Office, in lawful money of the United States of America and in immediately available funds no later than 1:00 p.m., New York time, on the date of payment (which must be a Business Day). All payments received after 1:00 p.m., New York time, on any Business Day, shall be deemed to have been received on the next succeeding Business Day. After the occurrence and during the continuance of an Event of Default, Borrower authorizes Lenders to charge from time to time against any or all of Borrower's deposits maintained with Lenders any amount payable by Borrower hereunder not paid when due. Each Lender shall promptly notify Agent of each such charge and pay over the same to Agent for application in accordance with this Agreement

                  (c) DISTRIBUTION OF PAYMENTS TO LENDERS BY AGENT. Upon receipt of any and all payments or prepayments of the principal of the Loans, and any and all payments of the interest on the Loans and any and all other amounts owed by Borrower to Agent or Lenders under this Agreement, Agent shall promptly pay over to each Lender at its Lending Office its Tranche A Commitment Percentage or Tranche B Commitment Percentage, as applicable, of the same in like funds in the sum received.

                  (d) APPLICATION OF PAYMENTS. Except as specifically set forth herein, all payments under this Agreement shall be credited first to all expenses then due to Agent, next to all expenses then due to Lenders, next to all interest then due, and lastly to all principal then due.

                  (e) DESIGNATION OF PAYMENT. When making a payment under this Agreement, Borrower shall clearly specify which Loan, fee or expense such payment relates to and the nature of the payment.

                  (f) AGENT'S RIGHT TO ASSUME PAYMENTS WILL BE MADE BY BORROWER. Unless Agent shall have been notified by Borrower prior to the date on which any payment to be made by Borrower hereunder is due that Borrower does not intend to remit such payment, Agent may (in its sole and absolute discretion) assume that Borrower has remitted such payment when so due and Agent may (in its sole and absolute discretion) and in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's Tranche A Commitment Percentage or Tranche B Commitment Percentage of such assumed payment. If Borrower has not in fact remitted such payment to Agent, each Lender shall forthwith on demand repay to Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each date from and including the date such amount was made available by Agent to such Lender to the date such amount is repaid to Agent, at the Federal Funds Rate.

         2.7 PREPAYMENTS OF THE LOANS; AGGREGATE COMMITMENT REDUCTION.

                  (a) VOLUNTARY PREPAYMENTS. The Loans may be prepaid at any time and from time to time, without premium or penalty, upon one (1) Business Day's notice; provided, however, that (i) any such prepayment shall be in the minimum principal amount of Fifty Thousand Dollars ($50,000), (ii) any interest accrued on the amounts so prepaid to the date of such payment shall be paid at the time of any such payment and (iii) any such prepayment shall, if made during the Tranche B Commitment Period, cause the Aggregate


                                      18.

Tranche A Commitment to be reduced permanently by the amount of such prepayment.

                  (b) MANDATORY PREPAYMENTS.

                           (i) Borrower shall immediately prepay a portion of
the Tranche B Loans to the extent the total outstanding balance of all Tranche B Loans exceeds the Aggregate Tranche B Commitment.

                           (ii) In the event Borrower shall be entitled to
receive any payment from Vendor or any of Vendor's Affiliates in respect of amounts claimed under any of the Globalstar Agreements (other than Gateway NRE Recoupment Payments and User Terminal NRE Recoupment Payments as defined in, and required to be paid under, the Development Agreement), all such amounts shall be immediately deemed to be applied to prepay the Obligations outstanding hereunder; provided, however, that prior to the Commitment Termination Date, the Tranche B Commitment of each Lender shall be available for reborrowing in the amount of the prepayment received by such Lender.

                           (iii) Borrower shall immediately prepay the Loans if
a Change of Control occurs.

                           (iv) From and after such date as there shall have
occurred a Guaranty Fundamental Event of Default, Borrower shall immediately prepay the Loans such that the Guaranteed Amount (as defined in the Guaranty) shall at all times be zero, notwithstanding the effectiveness of any provisions of the Guaranty.

                           (v) If on any date the Guaranteed Amount (as defined
in the Guaranty) becomes greater than zero and there has been an Event of Default under the Loral Indenture (as defined in the Guaranty) that shall have continued more than (i) 30 days in respect of an Event of Default under Section 6.1(1) of the Loral Indenture or (ii) 60 days in respect of an Event of Default under the Loral Indenture other than under Section 6.1(1) thereof, then Borrower shall immediately prepay the Loans such that the Guaranteed Amount (as defined in the Guaranty) shall at all times be zero, notwithstanding the effectiveness of any provisions of the Guaranty

                  (c) APPLICATION OF PREPAYMENTS. Voluntary prepayments of the Loans made pursuant to this SECTION 2.7 shall be applied ratably between the Tranche A Facility and the Tranche B Facility. Prepayments applied to the Tranche A Facility or the Tranche B Facility shall be applied in the inverse order of maturity.

         2.8 SURVIVABILITY. All of Borrower's obligations under this Agreement shall survive until all obligations of Borrower to make payments to Agent and Lenders under all Credit Documents are fully satisfied and Lenders' obligations to make the Loans hereunder expire. Notwithstanding the foregoing, Borrower's obligations set forth in SECTIONS 8.4 and 8.14 of this Agreement shall survive Borrower's payment of all obligations under the Credit Documents and the expiration of Lenders' obligations to make Loans hereunder.



                                      19.

         2.9 PROMISSORY NOTES.

                  (a) TRANCHE A NOTES. Each Tranche A Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of Borrower to such Lender resulting from each Tranche A Loan owing to such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of such Loan. Borrower agrees that upon notice by any Tranche A Lender to Borrower (with a copy of such notice to Agent) to the effect that a promissory note or other evidence of Indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Tranche A Loans owing to, or to be made by, such Lender, Borrower shall promptly execute and deliver to such Lender, with a copy to Agent, a promissory note substantially in the form of EXHIBIT A-1 attached hereto or in form and substance reasonably satisfactory to Borrower and such Lender (each an "Tranche A Note"), with appropriate insertions, due on the earlier of its acceleration pursuant to the terms of this Agreement or the Final Maturity Date, and payable to the order of such Lender in a principal amount equal to the Tranche A Commitment of such Lender. Notwithstanding anything to the contrary herein, Borrower agrees that the books and records of Agent maintained to evidence such matters shall be conclusive absent manifest error as evidence of the matters noted or recorded; provided, however, that any failure by Agent to make such notations or recordations shall not reduce Borrower's liability thereunder.

                  (b) THE TRANCHE B NOTES. Each Tranche B Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of Borrower to such Lender resulting from each Tranche B Loan owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. Borrower agrees that upon notice by any Tranche B Lender to Borrower (with a copy of such notice to Agent) to the effect that a promissory note or other evidence of Indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Tranche B Loans owing to, or to be made by, such Lender, Borrower shall promptly execute and deliver to such Lender, with a copy to Agent, a promissory note substantially in the form of EXHIBIT A-2 attached hereto or in form and substance reasonably satisfactory to Borrower and such Lender (each a "Tranche B Note"), with appropriate insertions, due on the earlier of its acceleration pursuant to the terms of this Agreement or the Final Maturity Date, and payable to the order of such Lender in a principal amount equal to the Tranche B Commitment of such Lender. Notwithstanding anything to the contrary herein, Borrower agrees that the books and records of Agent maintained to evidence such matters shall be conclusive absent manifest error as evidence of the matters noted or recorded; provided, however, that any failure by Agent to make such notations or recordations shall not reduce Borrower's liability thereunder.

         2.10 CHANGED CIRCUMSTANCES; TAXES.

                  (a) If any law, regulation, treaty or official directive or the interpretation or application thereof by any court or by any other Governmental Authority charged with the administration thereof or the compliance with any guideline or request of any


                                      20.

central bank or other Governmental Authority (whether or not having the force of law):

                           (i) subjects any Lender to any tax with respect to
payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for such taxes as are imposed on or measured by each Lender's net income by the jurisdiction under the laws of which such Lender is organized or maintains or maintained a place of business directly or through an agent or through a partnership or other conduit entity or any political subdivision thereof), or

                           (ii) after a person becomes a Lender pursuant to this
Agreement, imposes, modifies or deems applicable any additional deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, such Lender (including, without limitation, any imposition of a reserve percentage), or

                           (iii) after a person becomes a Lender pursuant to
this Agreement, imposes upon any Lender any additional condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to such Lender, reduce the income receivable by such Lender or impose any expense upon such Lender with respect to any Loans, such Lender shall notify Borrower thereof. Borrower agrees to pay to such Lender the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by such Lender of a statement in the amount and setting forth such Lender's calculation thereof, which statement shall be deemed true and correct absent manifest error.

                  (b) (i) Any and all payments by Borrower to each Lender under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, such taxes (including income taxes, taxes on profits and franchise taxes) as are imposed on or measured by each Lender's net income or profits by the jurisdiction under the laws of which such Lender is organized or maintains or maintained a place of business or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

                           (ii) Borrower shall indemnify and hold harmless each
Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this SECTION 2.10) paid by such Lender and any liability arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days from the date such Lender makes written demand therefor.

                           (iii) If Borrower shall be required by law to deduct
or withhold any Taxes from or in respect of any sum payable hereunder to any Lender,


                                      21.

then:

                                    (A) the sum payable shall be increased as
necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.10) such Lender receives an amount equal to the sum it would have received had no such deductions been made;

                                    (B) Borrower shall make such deductions; and

                                    (C) Borrower shall pay the full amount
deducted to the relevant taxation authority or other authority in accordance with applicable law.

                           (iv) Within thirty (30) days after the date of
payment by Borrower of Taxes, Borrower shall furnish to Agent and each Lender the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to Agent.

                           (v) If Borrower fails to pay any Taxes when due to
the appropriate taxing authority or fails to furnish to each Lender the required receipts or other required documentary evidence, Borrower shall indemnify Lenders for any incremental Taxes, interest or penalties that may become payable by any of Lenders as a result of any such failure.

                           (vi) Each Lender which is a foreign Person (i.e., a
Person other than a United States person within the meaning of Section 7701 (c)
(30) of the Code) agrees that:

                                    (A) in the case of any Lender which is not
claiming exemption under foreign withholding taxes under Sections 871(h) or 881(c) of the Code,

                                             (1) it shall, no later than the
Closing Date (or, in the case of a Lender which becomes a party hereto pursuant to this Agreement after the Closing Date, the date upon which such Lender becomes a party hereto) deliver to Borrower and Agent two (2) accurate and complete signed originals of IRS Form 4224 or any successor thereto ("Form 4224"), or two accurate and complete signed originals of IRS Form 1001 or any successor thereto ("Form 1001"), as appropriate, in each case establishing that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States federal income tax;

                                             (2) if at any time a change in
circumstances necessitates any Lender's filing a new Form 4224 or Form 1001, it shall within thirty (30) days after such change becomes effective deliver to Borrower and Agent in replacement for, or in addition to, the forms previously delivered by it hereunder, two accurate and complete signed originals of Form 4224, or two accurate and complete signed originals of Form 1001, as appropriate, in each case establishing that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of


                                      22.

United States federal income tax;

                                    (B) in the case of any Lender other than a
Lender described in clause (A) above,

                                             (1) it shall, no later than the
Closing Date (or, in the case of a Lender which becomes a party hereto pursuant to this Agreement after the Closing Date, the date upon which such Lender becomes a party hereto) deliver to Borrower and Agent two (2) accurate and complete signed originals of a certificate substantially in the form of EXHIBIT C hereto (any such certificate, a "Non-Bank Lender Tax Certificate") and two accurate and complete signed originals of IRS Form W-8 or any successor thereto ("Form W-8") certifying to such Lender's legal entitlement (assuming compliance by Borrower with the terms of this Agreement) to an exemption whereby such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

                                             (2) if at any time a change in
circumstances necessitates any Lender's filing a new Form W-8, it shall within thirty (30) days after such change becomes effective deliver to Borrower and Agent in replacement for, or in addition to, the forms previously delivered by it hereunder, two accurate and complete signed originals of Form W-8 certifying to such Lender's legal entitlement (assuming compliance by Borrower with the terms of this Agreement) to an exemption whereby such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States federal income tax; and

                                    (C) each Lender that is a foreign person
shall, promptly upon Borrower's reasonable request to that effect, deliver to Borrower and Agent copies of such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes. If any Taxes paid or incurred by the Borrower under SECTION 2.10(B) hereof were incorrectly or illegally asserted or if the Borrower or the Lender is entitled to a refund of such Taxes, Lender shall use its reasonable best efforts to assist or obtain such refund for the benefit of the Borrower

                           (vii) Borrower will not be required to pay any
additional amounts in respect of United States federal income tax pursuant to
SECTION 2.10(B) hereof to any Lender:

                                    (A) if the obligation to pay such additional
amounts would not have arisen but for a failure by such Lender to comply with its obligations under SECTION 2.10(B)(VI) hereof ; or

                                    (B) if such Lender shall have delivered to
Borrower and Agent a Form 4224, Form 1001 or Form W-8 pursuant to SECTION 2.10(b)(vii) hereof, and such Lender shall not at any time be entitled to exemption from deduction or withholding of United States federal income tax in respect of payments by Borrower hereunder


                                      23.

for the account of such Lender for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such form.

                           (viii) If, at any time, Borrower requests any Lender
to deliver any forms or other documentation in addition to those required pursuant to SECTION 2.10(b)(vii)(c) hereof, then Borrower shall, on demand of such Lender, reimburse such Lender for any costs and expenses (including reasonable attorney costs) reasonably incurred by such Lender in the preparation or delivery of such forms or other documentation.

                           (ix) If Borrower is required to pay additional
amounts to any Lender pursuant to SECTION 2.10(B) hereof, then such Lender shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by such Lender which may thereafter accrue if such change in the judgment of such Lender is not otherwise materially disadvantageous to such Lender.

                  (c) Notwithstanding anything in this SECTION 2.10 to the contrary, no payment shall be required under this SECTION 2.10 to the extent that an assignment or participation of the type described in the first proviso of SECTION 8.6 shall have occurred and such payment would not have been required but for such assignment or participation.

         2.11 ORIGINAL ISSUE DISCOUNT. Borrower and QUALCOMM hereby acknowledge and agree that the Warrant is part of an investment unit within the meaning of
Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended, which investment unit includes all Loans up to the maximum amount of Aggregate Commitments. Borrower and QUALCOMM agree that the fair market value of the Warrant shall be determined by QUALCOMM subject to the approval of Borrower, such approval not to be unreasonably withheld. Borrower and QUALCOMM shall prepare their respective federal income tax returns in a manner consistent with such determination.



SECTION 3. CONDITIONS OF LENDING.

         3.1 CONDITIONS PRECEDENT TO CLOSING. The obligation of Lenders to make the initial Tranche A Loans and the initial Tranche B Loans in favor of Borrower is subject to the satisfaction (all Credit Documents and other documents to be delivered to Agent and any Lender pursuant to this SECTION 3.1 shall be subject to prior approval as to form and substance by Agent and Lenders) of the following conditions which in no event shall occur later than June 5, 2000.

                  (a) NOTES. Borrower shall have duly executed and delivered, to each Tranche A Lender which has requested a Tranche A Note, and to each Tranche B Lender which has requested a Tranche B Note, a Tranche A Note and Tranche B Note, as applicable.



                                      24.

                  (b) GUARANTY. There shall have been delivered to Agent the Guaranty, duly executed by Loral.

                  (c) SUBSIDIARY GUARANTIES. There shall have been delivered to Agent the Subsidiary Guaranties, duly executed by each Subsidiary of Borrower.

                  (d) WARRANT AND RELATED DOCUMENTS . There shall have been delivered to Lenders the Warrant and Amendment to Exchange and Registration Rights Agreement, in each case duly executed by the parties thereto.

                  (e) OPINIONS OF COUNSEL. Lenders and Agent shall have received such opinions dated the Closing Date, from Willkie Farr & Gallagher, counsel to Borrower, as Agent and Lenders shall require, in form and substance satisfactory to Agent's and Lenders' counsel.

                  (f) NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of making the initial Loan and also after giving effect thereto (i) there shall exist no Event of Default or Default, and (ii) all representations and warranties contained herein and in the other Credit Documents in effect at such time shall be true and correct in all material respects.

                  (g) OFFICER'S CERTIFICATE. Agent shall have received a certificate dated as of the Closing Date, signed by the president and chief financial officer of Borrower, certifying as to the matters set forth in SECTION 3.1(f) and certifying that all of the applicable conditions set forth in this
SECTION 3.1 have been satisfied as of such date.

                  (h) PARTNERSHIP PROCEEDINGS. All partnership and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be satisfactory in form and substance to Agent and Lenders, and Lenders shall have received all information and copies of all certificates, documents and papers, including records of partnership proceedings and governmental approvals, if any, which Lenders may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper officers or governmental authorities.

                  (i) GLOBALSTAR BANK AGREEMENT CERTIFICATION AND CONSENT. Agent shall have received a copy of the Globalstar Bank Agreement together with all amendments, modifications and consents entered into in connection therewith, certified by the chief financial officer of Borrower that the same is a true, accurate and complete.

                  (j) ADVERSE CHANGE. Nothing shall have occurred, including, without limitation, the termination of any contract, lease or other agreement, the incurrence of any damage, destruction or loss (whether or not covered by insurance), the occurrence of any employee strike, work-stoppage, slow-down or lock-out or any substantial threat directed to Borrower or any Subsidiary of Borrower of any imminent strike, work-stoppage, slow-down or lock-out, which Lenders shall reasonably determine has, or is reasonably expected to have, a Material Adverse Effect.


                                      25.

                  (k) CONSENTS, APPROVALS. Borrower shall have received all necessary governmental and third party consents, approvals and licenses in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein to be obtained on or before the initial Funding Date, except to the extent the failure to obtain such consents, approvals and licenses, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (l) ORGANIZATIONAL DOCUMENTATION; ETC.

                           (i) BORROWER. Agent and each Lender shall have
received a certificate of the Secretary of the managing general partner of Borrower, dated the Closing Date and attaching thereto (and certifying the truth, correctness and completeness of such attachments) (A) the Certificate of Partnership and the partnership agreement of Borrower and any other agreements entered into by any such entity governing the terms and relative rights of its partnership interests, (B) resolutions of Borrower approving and authorizing the execution, delivery and performance of the Credit Documents to which it is a party and the transactions contemplated thereby, and (C) an incumbency certificate of the officers of each general partner of Borrower executing this Agreement or the other Credit Documents to which Borrower is or is to be a party, with specimen signatures for such officers. In addition, Borrower shall have delivered to Agent a Certificate of Good Standing (and, where available, a certificate as franchise tax good standing) issued by the Delaware Secretary of State and appropriate government officials for each other state in which Borrower is qualified to do business or in which the failure to so qualify would be reasonably likely to have a Material Adverse Effect.

                           (ii) GUARANTOR. Agent and each Lender shall have
received a certificate of Loral, dated the Closing Date and attaching thereto (and certifying the truth, correctness and completeness of such attachments) (A) the charter documents and bylaws of Loral, (B) Board of Director resolutions of Loral approving and authorizing the execution, delivery and performance of the Guaranty and the transactions contemplated thereby and (C) an incumbency certificate of Loral's officers executing the Credit Documents to which it is or is to be a party, with specimen signatures for such officers. In addition, Borrower shall have delivered to Agent a Certificate of Good Standing or its Bermuda equivalent (and, where available, a certificate as franchise tax good standing) issued by the appropriate Governmental Authority in Bermuda and appropriate government officials for each other jurisdiction in which Borrower is qualified to do business or in which the failure to so qualify would be reasonably likely to have a material adverse effect on (i) the business, properties, assets, results of operations or financial condition or prospects of Loral and its Subsidiaries taken as a whole or (ii) the ability of Loral to discharge the Obligations in accordance with their terms.

                           (iii) GTL CERTIFICATE. Agent and each Lender shall
have received a certificate of GTL, dated the Closing Date and attaching thereto (and certifying the truth, correctness and completeness of such attachments) (A) the charter documents and byelaws of GTL, (B) Board of Director resolutions of GTL approving and authorizing the execution, delivery and performance of the Exchange and Registration Rights Agreement as amended pursuant to the Amendment to Exchange and Registration Rights Agreement and the


                                      26.

transactions contemplated thereby and (C) an incumbency certificate of GTL's officers executing the Amendment to Exchange and Registration Rights Agreement, with specimen signatures for such officers.

                  (m) LITIGATION. There shall be no actions, suits or proceedings pending or threatened with respect to Loral, either general partner of Borrower or Borrower or any Subsidiary that might be expected to (i) have a Material Adverse Effect, or (ii) have a material adverse effect on the ability of Loral or any such general partner or Borrower to perform their obligations under the Globalstar Agreements or the Credit Documents, as applicable, or the rights or remedies of Vendor under the Globalstar Agreements. There shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified with respect to the performance of the Globalstar Agreements, the Credit Documents, or the making of any Loan hereunder.

                  (n) NO VIOLATION OF LAW. The consummation of the transactions contemplated hereby shall not contravene, violate or conflict with, nor involve Agent or Lenders in a violation of, any Requirement of Law, including, without limitation, applicable usury law.

                  (o) ADDITIONAL REQUIREMENTS. Borrower shall have executed and delivered to QUALCOMM such agreements, waivers and other documents (the "Other Agreements") as QUALCOMM shall require, and the various payments and other events shall have been made or occurred, in each case so as to accomplish the matters described in the Term Sheet under the heading "Additional Requirements" (exclusive of paragraph 5 under such heading).

                  (p) ADDITIONAL MATTERS, DOCUMENTS OR INFORMATION. Lenders shall have received each additional document, instrument, legal opinion or item of information reasonably requested by any Lender, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which Borrower or any of Borrower's Subsidiaries may be a party, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Credit Documents, the Other Agreements shall be reasonably satisfactory in form and substance to Lenders, and Lenders shall have received such other documents, legal opinions and other opinions in respect of any aspect or consequence of the transactions contemplated hereby.

         3.2 CONDITIONS PRECEDENT TO ALL LOANS. The obligation of Lenders to make any Loan shall be subject to the further conditions precedent that on the date of such Loan the following statements shall be true:

                  (a) All representations and warranties contained herein and in the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect (except for any representation and warranty that speaks only as of a specific date, which shall be true and correct in all material respects as of such date) as though such representations and warranties had been made on and as of the date of the making of such Loan;



                                      27.

                  (b) No Event of Default or Default has occurred and is continuing or would result from the making of such Loan; and

                  (c) Each of the conditions precedent set forth in Section 4 of the Globalstar Bank Agreement as in effect on the date hereof and as in effect on the date of each Loan to be made hereunder shall have been satisfied.

SECTION 4. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Agent and each Lender as of the Closing Date as follows, and agrees that each of said warranties and representations shall be deemed to continue so long as any of the Tranche A Commitment or Tranche B Commitment shall be available hereunder or any Loan or other payment Obligations shall remain unpaid or unsatisfied, and shall apply anew to the making of each Loan:

         4.1 FINANCIAL CONDITION. (a) The consolidated balance sheet of Borrower as at December 31, 1999 and the related consolidated statements of operations, of partners' capital and of cash flows for the fiscal period ended on such date, reported on by Deloitte & Touche LLP and (b) the unaudited consolidated balance sheet of Borrower as at March 31, 2000 and the related unaudited consolidated statements of operations and of cash flows for the fiscal quarter ended on such date, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly the consolidated financial condition of Borrower as at such dates, and the consolidated results of their operations and cash flows for the fiscal periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein and except, with respect to interim reports, for normal year-end adjustments). Such financial statements, taken together, disclose, in accordance with GAAP, all material contingent liabilities and liability for taxes, long-term leases and unusual forward or long-term commitments of Borrower and its Subsidiaries.

         4.2 EXISTENCE; COMPLIANCE WITH LAW. Each of Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the partnership or corporate power and authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign partnership or corporation, as the case may be, and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         4.3 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each of Borrower and its Subsidiaries has the partnership or corporate, as the case may be, power and authority and the legal right to make, deliver and perform the Credit Documents to which it is a party and, in the


                                      28.

case of Borrower, to borrow hereunder and has taken all necessary partnership or corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party and, in the case of Borrower, the borrowings hereunder on the terms and conditions of this Agreement. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents, other than those which have been obtained or made and are in full force and effect, including, but not limited to, the license granted on January 31, 1995 by the Federal Communications Commission authorizing the construction, launch and operation of the Globalstar System in the United States of America. This Agreement has been, and each other Credit Document will be, duly executed and delivered on behalf of each Credit Party (other than Loral) party thereto. This Agreement constitutes and each other Credit Document, when executed and delivered will constitute, a legal valid and binding obligation of each Credit Party party thereto enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         4.4 NO LEGAL BAR. The execution, delivery and performance of the Credit Documents to which Borrower or any of its Subsidiaries is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation applicable to Borrower or of any of its Subsidiaries, and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation.

         4.5 NO DEFAULT. Neither Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         4.6 SOLVENCY.

                           (a) Immediately following the making of each Loan
                  made on the Closing Date and after giving effect to the application of the proceeds thereof, Borrower will be solvent, as defined under applicable creditors' rights and fraudulent conveyance laws.

                           (b) Borrower does not intend to, and does not believe
                  that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such Subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.


                                      29.

         4.7 FULL DISCLOSURE. All information (other than forward looking information) heretofore furnished by or on behalf of Borrower to Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by or on behalf of Borrower to Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is stated or certified. All forward looking information heretofore furnished by or on behalf of Borrower to Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such projections hereafter furnished by or on behalf of Borrower to Agent or any Lender will be, prepared in good faith based upon reasonable assumptions.

SECTION 5. COVENANTS OF BORROWER.

         5.1 AFFIRMATIVE COVENANTS. So long as any of the Obligations shall remain unpaid or unsatisfied or any Lender shall have any commitment hereunder, Borrower shall, and shall cause each of its Subsidiaries, to:

                  (a) COMPLIANCE WITH LAWS, OTHER AGREEMENTS. Except where the failure to comply would not be reasonably likely to have a Material Adverse Effect, comply with respect to: (i) their respective certificates of partnership or incorporation, as applicable, their respective partnership agreements or bylaws, as applicable, or any applicable laws, rules or regulations, (ii) orders, writs, decrees or judgments of any court or administrative agency and
(iii) mortgages, indentures, leases, contracts or other agreements or instruments binding upon Borrower or its Subsidiaries.

                  (b) MAINTENANCE OF PROPERTY; INSURANCE. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies or through a formal self-insurance program insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business.

                  (c) CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Engage solely in activities directly related to the Globalstar System and preserve, renew and keep in full force and effect its partnership or corporate, as the case may be, existence and maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business and comply in all material respects with all material Contingent Obligations and material Requirements of Law, except as otherwise expressly permitted by this Agreement; and obtain and maintain in full force and effect all material consents, licenses and approvals necessary for the completion and operation of the Globalstar System and for the continuing operations of Borrower and its Subsidiaries.

                  (d) BOOKS AND RECORDS. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities.

                  (e) REPORTING REQUIREMENTS. Furnish to Agent for distribution to each Lender copies of each of the following:



                                      30.

                           (i) As soon as available and in any event within
forty-five (45) days of the end of each of the first three quarterly periods of each fiscal year of Borrower, the unaudited consolidated balance sheet of Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations and cash flows of Borrower and its consolidated Subsidiaries for such quarter (except as to statements of cash flow) and the portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the previous periods, certificated by a Responsible Officer (subject to normal year-end adjustments); and

                           (ii) as soon as available, but in any event within 90
days after the end of each fiscal year of Borrower, a copy of the audited consolidated balance sheet of Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of operations, of partners' capital and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without qualification arising out of the scope of the audit or, after commencement of operation of the Globalstar System, a "going concern" or like qualification or exception, by independent certified public accountants of nationally recognized standing;

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  (f) CERTIFICATES; OTHER INFORMATION. Furnish to Agent for distribution to each Lender copies of each of the following:

                           (i) concurrently with the delivery of the financial
statements referred to in SECTION 5.1(e)(ii) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                           (ii) concurrently with the delivery of the financial
statements referred to in SECTION 5.1(e)(i) above, a certificate of a Responsible Officer (A) stating that, to the best of such officer's knowledge, Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and in the other Credit Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (B) showing in detail the calculations supporting such statement in respect of the requirements of SECTION 5.2, if any;

                           (iii) within five days after the same are sent,
copies of all financial statements and reports which are sent to shareholders of GTL, and within five days after the same are filed, copies of all periodic reports which Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and


                                      31.

                           (iv) concurrently with delivery of the same to any
institutional lender to Borrower, copies of any updates to Borrower's business plan; and

                           (v) concurrently with delivery of the same to any
institutional lender to Borrower, copies of such additional financial, operating and other information so delivered.

                  (g) NOTICES. As soon as practicable, and in any event within five (5) days of Borrower's obtaining knowledge thereof, give notice (to be confirmed promptly in writing) to Agent and each Lender:

                           (i) of the occurrence of any Default or Event of
Default;

                           (ii) of Borrower's receipt of notice of default from,
or delivery of a notice of default to, any of the lenders under the Globalstar Bank Agreement or any Replacement Globalstar Bank Agreement;

                           (iii) of any litigation or proceeding affecting
Borrower or any of its Subsidiaries in which the amount involved is $10,000,000 or more and not covered by insurance; or in which injunctive or similar relief is sought and which could reasonably be expected to have a Material Adverse Effect; or

                           (iv) of any material change in the business, assets,
operations or financial or other condition of Borrower or any of its Subsidiaries.

                  (h) ADDITIONAL SUBSIDIARY GUARANTORS. If any Person shall become a Subsidiary of Borrower, cause such Subsidiary (other than a Subsidiary organized or incorporated outside the United States of America) to promptly thereafter execute and deliver a Subsidiary Guaranty, each of which Guaranties shall be accompanied by such resolutions, incumbency certificates and legal opinions as may be reasonably requested by Agent and its counsel.

                  (i) FURTHER ASSURANCES. In addition to the obligations and documents which this Agreement expressly requires Borrower to execute, acknowledge, deliver and perform, Borrower shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Agent all documents, and take all actions, that may be reasonably requested by Agent or Lenders from time to time to confirm the rights created or now or hereafter intended to be created under the Credit Documents, or otherwise to carry out the purposes of the Credit Documents and the transactions contemplated hereunder and thereunder.

         5.2 COVENANTS APPLICABLE WHEN NO GLOBALSTAR BANK AGREEMENT. . After such time as the Globalstar Bank Agreement has been terminated and the financial covenants set forth therein are not effective and so long as there is no Replacement Globalstar Bank Agreement, the financial covenants set forth in this
SECTION 5.2 will be deemed to become, and shall remain, effective until a Replacement Globalstar Bank Agreement has been entered into, provided,


                                      32.

however, that any action taken or obligation incurred by Borrower prior to effectiveness of the financial covenants set forth in this SECTION 5.2 which was permitted under the Globalstar Bank Agreement or Replacement Globalstar Bank Agreement (whether by waiver or otherwise), permitted under the then operative provisions of this Agreement and not taken or incurred in contemplation of the termination of the Globalstar Bank Agreement or Replacement Globalstar Bank Agreement shall not, in and of itself, be considered a violation of any covenant set forth in SUBSECTIONS 5.2(b) - (i) below.

                  (a) MAINTENANCE OF CONSOLIDATED NET WORTH. On or after the later of (i) the last day of the first fiscal quarter in which Borrower has positive Consolidated Net Income and (ii) the last day of the fiscal quarter ending March 31, 2001 (the first day of such fiscal quarter, the "COMMENCEMENT DATE"), permit Consolidated Net Worth on the last day of any fiscal quarter to be less than the sum of (x) the Net Worth Base Amount plus (y) 50% of Consolidated Net Income, if positive, for the period beginning on the Commencement Date and ending on the last day of such fiscal quarter.

                  (b) INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

                           (i) Subordinated Indebtedness;

                           (ii) unsecured Indebtedness (including Indebtedness
consisting of performance and other similar bonds and reimbursement obligations) incurred in the ordinary course of business consistent with prior practice securing the performance of contracted, franchise or license obligations of Borrower or any of its Subsidiaries, or in respect of commercial and standby letters of credit issued by any financial institution to secure contractual commitments to its customers;

                           (iii) Indebtedness owed by a Wholly Owned Subsidiary
Guarantor to another Wholly Owned Subsidiary that is a Subsidiary Guarantor; and Indebtedness owed to Borrower by a Wholly Owned Subsidiary that is a Subsidiary Guarantor; and Indebtedness owed by Borrower to a Wholly Owned Subsidiary that is a Subsidiary Guarantor or a Subsidiary organized or incorporated outside the United States of America;

                           (iv) unsecured Indebtedness which is not Subordinated
Indebtedness of Borrower and its Subsidiaries in an aggregate principal amount not to exceed $50,000,000 outstanding at any time;

                           (v) vendor financing in respect of the deferred
purchase price of assets acquired from any vendor to Borrower or any of its Subsidiaries and any refinancing, replacement or renewal thereof with any vendor to Borrower or any of its Subsidiaries;

                           (vi) Additional Buildout Indebtedness;

                           (vii) Indebtedness of a Subsidiary Guarantor


                                      33.

]which is acquired after the Closing Date (as defined in the Globalstar Bank Agreement) which Indebtedness exists at the time of such acquisition and is not created in anticipation of such acquisition;

                           (viii) Indebtedness consisting of obligations under
Financing Leases of Borrower incurred to finance the acquisition (whether through the direct purchase of assets or the Equity Interests of the Person owning such fixed or capital assets) or improvement of fixed or capital assets in an aggregate principal amount not exceeding $100,000,000 at any time outstanding, provided that (x) such Indebtedness is incurred within 180 days after the acquisition of such asset or the completion of such improvement and
(y) the amount of such Indebtedness does not exceed, at the time initially incurred, 90% of the fair market value of the asset so acquired or improved;

                           (ix) Indebtedness to finance the working capital
requirements of Borrower and its Subsidiaries in an aggregate principal amount not to exceed $100,000,000 at any time outstanding;

                           (x) Indebtedness in existence on the date hereof and
listed on SCHEDULE 5.2(b)(x);

                           (xi) Indebtedness under the Globalstar Bank Agreement
or the Replacement Globalstar Bank Agreement; and

                           (xii) Indebtedness under Hedge Agreements entered
into not for the purpose of speculation.

         For purposes of determining compliance with this SUBSECTION 5.2(B), in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness Borrower and its Subsidiaries are permitted to incur, Borrower or such Subsidiary, as the case may be, shall have the right, in its sole discretion, to classify such item of Indebtedness at the time of its incurrence and shall only be required to include the amount and type of such Indebtedness under the clause permitting the Indebtedness so classified.

                  (c) LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:

                           (i) Liens for taxes not yet due or which are being
contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of Borrower or the appropriate Subsidiary, as the case may be, in accordance with GAAP;

                           (ii) carriers', warehousemen's, mechanics',
materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings;


                                      34.

                           (iii) pledges or deposits in connection with
workmen's compensation, unemployment insurance and other social security legislation and deposits securing liabilities to insurance carriers under insurance and self-insurance agreements;

                           (iv) deposits to secure the performance of bids,
trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                           (v) easements, rights-of-way, restrictions and other
Liens incurred in the ordinary course of business which do not secure Indebtedness and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Borrower or any Subsidiaries;

                           (vi) Liens upon real and/or personal property, which
property was acquired after the Closing Date by Borrower or any Subsidiary in the ordinary course of business, each of which Liens was created solely for the purpose of securing Indebtedness incurred for the purpose of financing such acquisition or for the purpose of securing any refinancings or renewals thereof; provided, that no such Lien shall extend to or cover any property of Borrower or any such Subsidiary other than the respective property so acquired and improvements thereon, and the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the fair market value (as determined in good faith by the board of directors of Borrower) of the respective property at the time it was acquired,

                           (vii) Liens created pursuant to subsection 2.10(f) of
the Globalstar Bank Agreement as in effect on the date hereof;

                           (viii) Liens which secure Additional Buildout
Indebtedness;

                           (ix) Liens securing Indebtedness of Borrower
permitted by SUBSECTION 5.2(b)(xiii) incurred to finance the acquisition of fixed or capital assets, provided that (A) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (C) the amount of Indebtedness secured thereby is not increased and (D) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original purchase price of such property;

                           (x) Liens incurred in the ordinary course of business
with respect to obligations (other than Indebtedness) that do not exceed $10,000,000 at any time and that do not materially detract from the value of the property or materially impair the use thereof in the operation of their businesses;

                           (xi) Liens securing vendor financing permitted under
SUBSECTION 5.2(b)(v), provided that (A) such Liens shall be initially created substantially simultaneously with the acquisition of assets from the relevant vendors, (B) such Liens do not at


                                      35.

any time encumber any property other than such assets and any other assets purchased from or financed by the relevant vendors, (C) the amount of vendor financing secured thereby is not increased and (D) the principal amount of vendor financing secured by any such Lien shall at no time exceed the original purchase price of such assets; and

                           (xii) Liens securing any Indebtedness created under a
Replacement Globalstar Bank Agreement, provided that any such Lien equally and ratably secures the Obligations on terms and conditions reasonably satisfactory to Agent and Requisite Lenders.

                  (d) LIMITATION ON FUNDAMENTAL CHANGES.

                           (i) Enter into any transaction of merger or
consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) except that any Subsidiary may be merged or consolidated (i) with or into Borrower (provided that Borrower shall be the continuing or surviving Person) or (ii) with or into any one or more Wholly Owned Subsidiaries (including any entity that, after giving effect to such merger or consolidation, is a Wholly Owned Subsidiary) (provided that if any Subsidiary which is a party to any such merger or consolidation is a Subsidiary Guarantor, then the continuing or surviving corporation must be a Subsidiary Guarantor); or

                           (ii) convey, sell, lease, transfer or otherwise
dispose of any assets in a transaction or series of related transactions, except that:

                                    (A) any Subsidiary may sell, lease, transfer
or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Borrower or any Subsidiary Guarantor;

                                    (B) Borrower or any Subsidiary may sell,
lease, transfer or otherwise dispose of inventory in the ordinary course of business;

                                    (C) Borrower or any Subsidiary may sell,
transfer or otherwise dispose of Cash Equivalents in exchange for a comparable amount of cash and/or Cash Equivalents;

                                    (D) the sale of assets set forth on SCHEDULE
5.2(d)(ii)(D);

                                    (E) Borrower or any Subsidiary may sell or
otherwise dispose of obsolete or worn out property in the ordinary course of business having an aggregate value not to exceed $5,000,000 for all such transactions; and

                                    (F) any transaction permitted by SUBSECTION
6.7 of the Globalstar Bank Agreement as in effect on the date hereof.

Notwithstanding the foregoing, Borrower may transfer assets to Subsidiary Guarantors and may


                                      36.

transfer the Service Provider Agreements to Subsidiaries organized or incorporated outside the United States of America.

Notwithstanding anything in this Agreement to the contrary, and whether or not the Globalstar Bank Agreement or the Replacement Globalstar Bank Agreement shall be in effect, no obligation of prepayment under the Globalstar Bank Agreement, the Replacement Globalstar Bank Agreement or any other credit facility shall arise as a result of any conveyance, sale, transfer or other disposition of assets contemplated in this SUBSECTION 5.2(d).

                           (e) LIMITATION ON RESTRICTED PAYMENTS. Declare or
make any distributions on, or make any payment on account of or set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any Equity Interests of Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Borrower or any Subsidiary, or permit any Subsidiary to make any payment on account of, or purchase or otherwise acquire, any Equity Interests of Borrower or any Subsidiary from any Person or pay any interest on Borrower's subordinated obligations described in the definition of "Partner Guarantor Fee Agreement" (all of the foregoing shall collectively be referred to as "RESTRICTED PAYMENTS"), except that so long as no Default or Event of Default (other than with respect to subclauses (ii), (iv), (v), (vi) or (vii)) below has occurred and is continuing or would result from the making of such Restricted Payment, Borrower may make a Restricted Payment (i) if the sum of (A) such Restricted Payment plus (B) the Restricted Payments made from the Closing Date (as defined in the Globalstar Bank Agreement) through any date of determination, shall not exceed an amount equal to 50% of the aggregate Consolidated Net Income from July 1, 1997 through the end of the fiscal quarter immediately preceding such date of determination, (ii) consisting of Qualified Equity Interests, (iii) in respect of Preferred Equity Interests, (iv) with respect to the repurchase of any shares of its Equity Interests or options to acquire its Equity Interests (or equity interests in a Partner) from Persons who were formerly officers or employees of Borrower; provided, however, that the aggregate amount of all such repurchases pursuant to this clause (iv) shall not exceed the sum of $2,200,000 plus the aggregate cash proceeds received by Borrower since the Closing Date from the sale of its Equity Interests in GTL or options to acquire GTL's Equity Interests to members, officers, managers and employees of Borrower or any of its Subsidiaries, (v) so long as Borrower is treated as a partnership for U.S. federal income tax purposes, with respect to distributions in respect of members' or partners' income tax liability with respect to Borrower in an amount not to exceed the Tax Amount (as defined below), (vi) with respect to distributions to GTL to pay GTL's ordinary and reasonable operating expenses related to its investment in Borrower, (vii) consisting of an exchange for, or out of the proceeds of the substantially concurrent sale of or capital contribution in respect of common Equity Interests of Borrower, (vii) contribute its investment in Globaltel Russia to any Subsidiary, (viii) distributions described in Schedule 5.2(e) and (ix) so long as the aggregate amount of all Restricted Payments made pursuant to this clause subsequent to the Closing Date (as defined in the Globalstar Bank Agreement) shall not exceed $10,000,000. The value of any distributions made other than of cash and the value of any Investments made other than in cash shall be the value determined in good faith by the General Partners' Committee of Borrower and evidenced by a resolution of such Committee.



                                      37.

         For purposes of this SUBSECTION 5.2(e), "TAX AMOUNT" means, with respect to any year, an amount not to exceed the sum of the ordinary income from trade or business activities and other items of income net of any loss or deduction reported by Borrower for that year for United States federal income tax purposes multiplied by a percentage equal to the sum of (a) the highest applicable federal corporation income tax rate for that year (expressed as a percentage) plus (b) 8% multiplied by the excess of 100% over the highest applicable federal corporate income tax for that year (expressed as a percentage).

         Any Restricted Payment made pursuant to clauses (ii) through (ix) of the second-preceding paragraph shall be excluded from the calculation of the aggregate amount of Restricted Payments made from the Closing Date.

                  (f) LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF SUBORDINATED INDEBTEDNESS AND OTHER DEBT INSTRUMENTS. (i) Make any optional payment or prepayment prior to scheduled maturity on or optional redemption or purchase prior to scheduled maturity of any Subordinated Indebtedness or other Indebtedness (other than the Loans, the Loans (as defined in the Globalstar Bank Agreement) and the Additional Buildout Indebtedness), provided that this clause
(i) shall not prohibit Borrower from (A) consummating any such transactions if the sole consideration therefor is Qualified Equity Interests, or (B) replacing the Globalstar Bank Agreement with a Replacement Globalstar Bank Agreement, or
(ii) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of, any Subordinated Indebtedness or other Indebtedness (other than, any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon), provided that this subsection shall not prohibit the refinancing of any vendor financing permitted under subsection 5.2(b)(v).

                  (g) AFFILIATES. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any services, with any Affiliate (other than a Wholly Owned Subsidiary) or enter into, assume or suffer to exist any employment or consulting contract with any such Affiliate, except any transaction or contract disclosed on SCHEDULE 5.2(g) (including any modification or amendment to any such transaction or contract that, in the reasonable judgment of Borrower, is no less favorable to Borrower than such transaction or contract) and any transaction or contract which is upon terms no less favorable to Borrower or its Subsidiaries than those that would obtain in a comparable arms'-length transaction with a Person not an Affiliate of Borrower or such Subsidiary; provided, however, that this subsection shall not prohibit (i) the Partner Guarantee Fee Arrangement (as defined in the Globalstar Bank Agreement as in effect on the date hereof), (ii) employee compensation arrangements entered into in the ordinary course of business and approved by the general partners' committee (or equivalent body) of Borrower,
(iii) transactions solely between or among Borrower and its Subsidiary Guarantors, (iv) Restricted Payments (as defined in the Globalstar Bank Agreement and permitted by SUBSECTION 6.6 thereof as in effect on the date hereof), (v) Investments by an Affiliate or Related Person of Borrower in the Qualified Equity Interests and Preferred Equity Interests of Borrower or any Subsidiary Guarantor, and (vi) an Affiliate or Related Person of Borrower acting as agent for the placement of acquisition of launch


                                      38.

services or insurance on behalf of Borrower or any Subsidiary Guarantors. For purposes of the foregoing sentence, a "Related Person" of any Person means any other Person directly or indirectly owning (x) 10% or more of the outstanding common equity of such Person (or, in the case of a Person that is not a corporation, 10% or more of the equity interests of such Person) or (y) 10% or more of the combined voting power of the voting equity interests of such Person. Notwithstanding the foregoing, any agreement by and between any Affiliate of Borrower and one or more lenders under the Globalstar Bank Agreement or the Replacement Globalstar Bank Agreement by which the lenders thereunder shall agree to amend, waive conditions or other terms, forebear under or otherwise modify the Globalstar Bank Agreement or the Replacement Globalstar Agreement, as applicable, shall be deemed a transaction between Borrower and such Affiliate and shall, unless approved by Requisite Lenders, be prohibited hereunder

                  (h) RESTRICTIONS ON SUBSIDIARIES. Permit any Wholly Owned Subsidiary to enter into any agreement which prohibits or restricts the ability of such Subsidiary to (i) pay dividends or make any other distributions on its Equity Interests or any other interest or participation in, or measured by, its profits, owned by Borrower or any of its Subsidiaries, or pay any Indebtedness owed to Borrower or any of its Subsidiaries, (ii) make loans or advances to Borrower or any of its Subsidiaries or (iii) transfer any of its properties or assets to Borrower or any of its Wholly Owned Subsidiaries, except for such encumbrances or restrictions existing under or by reason of: (A) the terms of this Agreement and the terms of Additional Buildout Indebtedness provided that such terms are no more restrictive than those set forth in this Agreement, (B) the Globalstar Bank Agreement or any Replacement Globalstar Bank Agreement, provided that the terms and conditions of any such prohibitions or restrictions in the Replacement Globalstar Bank Agreement are not more restrictive than those contained in the Globalstar Bank Agreement, (C) applicable law, (D) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices, (E) the terms of purchase money obligations for property acquired in the ordinary course of business, but only to the extent that such purchase money obligations restrict or prohibit the transfer of the property so acquired and (F) any encumbrance or restriction existing under any agreement which refinances or replaces the agreements for Additional Buildout Indebtedness described in clause (A); provided, that the terms and conditions of any such encumbrances or restrictions contained in any such agreement referred to in this clause (F) constitute no greater encumbrance or restriction on the ability of any Subsidiary to pay dividends or make distributions, make loans or advances or transfer properties or assets other than those under or pursuant to the agreement evidencing the Indebtedness or obligations refinanced.

                  (i) RESTRICTIVE AGREEMENTS. Enter into or with any Person any agreement which directly impairs the ability of Borrower or its Subsidiaries to perform any of their obligations under the Credit Documents

                  (j) LIMITATION ON CONTINGENT OBLIGATIONS. Create, incur, assume or suffer to exist any Contingent Obligation, except:

                           (a) the Subsidiary Guaranties;



                                      39.

                           (b) the Borrower or any Subsidiary Guarantor may
guarantee the obligations of the Borrower or any Subsidiary Guarantor which are otherwise permitted under the Credit Documents;

                           (c) Subsidiary Guarantors may guarantee Additional
Buildout Indebtedness of the Borrower; and

                           (d) Subsidiaries may guarantee payment of the
Obligations.

SECTION 6. EVENTS OF DEFAULT.

         6.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event of Default:

                  (a) Borrower shall fail to pay when due any principal of any Loan; or Borrower shall fail to pay when due any interest, fees or other amounts payable under this Agreement and any such failure shall continue for five (5) days; or

                  (b) Any representation or warranty made by Borrower, any Subsidiary of Borrower (or any of their officers), under or in connection with this Agreement or any other Credit Document shall prove to have been incorrect in any material respect when made or deemed made; or

                  (c) Borrower or any Subsidiary of Borrower shall fail to perform or observe any other term, covenant or agreement on its part to be performed or observed and contained in this Agreement or any other Credit Document and such failure shall continue for ten (10) days after Borrower has knowledge of such failure (provided, however, that the breach of SECTIONS 5.1(c), 5.1(g) AND 5.2 (if applicable) hereof shall, immediately upon any such breach, constitute an Event of Default); or

                  (d) Borrower or any of its Subsidiaries is in default in the performance of or compliance with any term of any Other Globalstar Indebtedness Agreement, and as a consequence of such default such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment; or

                  (e) Borrower or any of its Subsidiaries (i) defaults (whether as primary obligor or as guarantor or surety) in any payment of principal of or premium or make-whole amount or interest on any Indebtedness under the Other Globalstar Indebtedness Agreements beyond any period of grace provided with respect thereto and such default has continued for at least 31 days or (ii) fails to perform or observe any other agreement, term or condition contained in any Other Globalstar Indebtedness Agreements beyond any period of grace provided with respect thereto and such default has continued for at least 61 days and the effect of such failure or other event is to cause, or to permit the holder or holders of such Indebtedness, or a trustee on behalf of such holder or holders to cause, such Indebtedness to become due (or to be repurchased by Borrower or any of its Subsidiaries) prior to any stated maturity; or



                                      40.

                  (f) Borrower or any of its Subsidiaries is in default in the performance of or compliance with any term of any evidence of any Indebtedness, or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment; provided that the aggregate amount of all Indebtedness with respect to which one or more of the conditions or events referred to in the immediately preceding clause of this sentence shall be applicable exceeds $25,000,000; or

                  (g) Borrower or any of its Subsidiaries defaults (whether as primary obligor or as guarantor or surety) in any payment under any of the Globalstar Agreements; or

                  (h) An Event of Default shall have occurred under the Guaranty, an appropriate demand for payment shall have been made thereunder and Loral shall have failed to make payment in respect thereof within five (5) days of such demand;

                  (i) Borrower, any of Borrower's Subsidiaries or any of Borrower's general partners shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

                  (j) Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Borrower, any of Borrower's Subsidiaries or any of Borrower's general partners or of all or a substantial part of any of their respective property, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Borrower or any of their Subsidiaries, under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within forty-five (45) days of commencement; or

                  (k) Borrower, any of Borrower's Subsidiaries or any of Borrower's general partners shall fail to pay and discharge any judgment or order, or levy of any attachment, execution or other process against its assets and such judgment, order, levy or other process shall be in excess of $10,000,000 and remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event five (5) days prior to the time of any proposed sale under any such judgment or levy; or

                  (l) If any Credit Document shall for any reason be unenforceable or cease to be in full force and effect or shall cease to give Lenders the rights,


                                      41.

powers and privileges purported to be created thereby in favor of Lenders, or Borrower or any of its Subsidiaries shall fail to perform or observe any term, covenant, condition, agreement or obligation on its part to be performed or observed pursuant thereto and such failure shall continue for ten (10) days after such Person has knowledge of such failure or Borrower or any of its Subsidiaries party to any of such foregoing documents shall deny or disaffirm such Person's obligations thereunder; or

                  (m) Borrower shall be required to provide a Lien in favor of the indenture trustee under its 11 -1/2% Senior Notes due 2005 and shall not provide a commensurate Lien in favor of Agent or Borrower shall incur any other Lien in violation of such indenture as amended or, if such indenture is not then effective, as such indenture was in effect on the date of termination or defeasance of such indenture.

         6.2 REMEDIES. Immediately and without notice upon the occurrence of an Event of Default specified in SECTION 6.1(h), 6.1(i) or SECTION 6.1(k) of this Agreement, or, at the option of Requisite Lenders, upon the occurrence of any other Event of Default, (i) all amounts and obligations owed to Agent and Lenders pursuant to this Agreement and the other Credit Documents shall immediately become due and payable and (ii) the obligation of Lenders to make any Loan under this Agreement or the other Credit Documents and all commitments hereunder shall be terminated, all without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived and (iii) without the expiration of any other period of grace, Agent or any Lender may immediately enforce payment of the amounts owed it hereunder and exercise any and all other rights and remedies granted to it by this Agreement or any of the other Credit Documents or at law, in equity or otherwise.

         6.3 UNMATURED EVENTS OF DEFAULT. Upon the occurrence of any Default, the obligation of Lenders to make any Loans under this Agreement or the other Credit Documents shall be suspended until such event is either waived by Requisite Lenders or, to the extent allowed hereunder, cured by Borrower.

         6.4 PAYMENT OF SUBORDINATED INDEBTEDNESS. Upon the occurrence and during the continuance of an Event of Default, Lenders, or Agent, at the request of Requisite Lenders, on behalf of Lenders, may deliver to Borrower written notice, or telephonic notice promptly confirmed in writing, directing Borrower to make no further payments on account of any Subordinated Indebtedness. Immediately upon receipt of such notice, Borrower shall cease making and shall make no further payments of any nature whatsoever on account of such Subordinated Indebtedness (except as otherwise permitted by the terms of subordination of such Subordinated Indebtedness), whether such payments are owed to the holder of such Subordinated Indebtedness or to some other Person, unless and until Requisite Lenders have waived such Event of Default in writing or shall have otherwise consented to such payment in writing in advance, such consent being at Requisite Lenders' sole and absolute discretion.

SECTION 7. AGENT.

         7.1 APPOINTMENT OF QUALCOMM AS AGENT. Lenders hereby designate and appoint QUALCOMM as Agent to act as specified under this Agreement and the other Credit


                                      42.

Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Credit Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or any other Credit Document, Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against Agent.

         7.2 DELEGATION OF DUTIES BY AGENT. Agent may execute any of its duties under this Agreement by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         7.3 LIABILITY OF AGENT. None of Agent-Related Persons (defined below) shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement (except for its own gross negligence or willful misconduct), or (b) be responsible or liable for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Credit Document. No Agent-Related Person shall be under any obligation to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of Borrower. "Agent-Related Persons" shall mean Agent and any successor Agent, together with their respective Affiliates, and the employees, agents and attorneys-in-fact of such persons.

         7.4 RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Agent.

         7.5 NON-RELIANCE BY LENDERS. Each Lender expressly acknowledges that none of Agent-Related Persons has made any representation or warranty to it and that no act by Agent hereafter taken shall be deemed to constitute any representation or warranty by Agent to such Lender. Agent shall not have any duty or responsibility to provide to any Lender any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower which may come into the possession of any Agent-Related Persons. Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or for any representations or warranties, recitals or statements made herein or made in any written or oral statements, or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Agent to Lenders or by or on behalf of Borrower to Agent or any Lender in connection with the Credit Documents or the transactions


                                      43.

contemplated thereby or for the financial condition or business affairs of Borrower or any Person liable for payment of the Obligations, nor shall Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default.

         7.6 INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so) ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans or the termination or the resignation of the related Agent) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any of the other Credit Documents or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment to Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any costs or other out-of-pocket expenses (including reasonable attorneys' expenses and disbursements) incurred by Agent in connection with the preparation, execution, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Credit Document to the extent that Agent has not previously been reimbursed for such expenses by or on behalf of Borrower. The obligations of Lenders in this SECTION 7.6 shall survive the repayment of all Obligations.

         7.7 SUCCESSOR AGENT. Agent may resign as Agent upon sixty (60) days' notice to Lenders. If Agent shall resign as Agent under this Agreement and the other Credit Documents, then Lenders shall appoint a successor agent for Lenders. No resignation shall be effective until acceptance of the appointment of a successor Agent. Such successor agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After any retiring Agent's resignation as Agent, the provisions of this SECTION 7 shall inure to its benefit as to actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Credit Documents.

SECTION 8. MISCELLANEOUS.

         8.1 AMENDMENTS. No amendment or waiver of any provision of this Agreement or any of the other Credit Documents, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Requisite Lenders and acknowledged by Agent, and then such waiver or consent shall be effective only in the specific


                                      44.

instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, unless in writing and signed by all Lenders (other than any Lender which is in default of its obligations hereunder) and Borrower and acknowledged by Agent, do any of the following:

                  (a) postpone or delay any date fixed by this Agreement or any other Credit Document for any payment or prepayment of amounts due to Lenders hereunder or under any other Credit Document;

                  (b) reduce the amount of any amounts payable to Lenders (or any of them) hereunder or under any other Credit Document;

                  (c) change the percentage of the Aggregate Commitment, the Aggregate Tranche A Commitment or the Aggregate Tranche B Commitment or of the aggregate unpaid principal amount of the Loans, the Tranche A Loans or the Tranche B Loans, as applicable, which is required for Lenders, Tranche A Lenders or Tranche B Lenders, as applicable, to take any action hereunder;

                  (d) amend, terminate or release the Guaranty; or

                  (e) amend this SECTION 8.1 or any provision herein expressly providing for consent or other action by all Lenders, all Tranche A Lenders or all Tranche B Lenders;

provided further, that no amendment or waiver shall, unless in writing and signed by Agent in addition to Requisite Lenders or all Lenders, as applicable, affect the rights or duties of Agent under this Agreement or any other Credit Document.

         8.2 NOTICES, ETC. Except as to those notices and other communications which are expressly authorized to be sent telephonically, all notices and other communications provided for hereunder shall be in writing (including facsimile communication) and sent by certified mail, overnight courier service, telecopied or delivered, and addressed to Borrower, Agent or such Lender at its address shown below, or at such other address as it may, by written notice received by the other parties to this Agreement, have designated as its address for such purposes. Agent or any Lender giving any waiver, consent or notice to, or making any request upon, Borrower hereunder shall promptly notify the other parties to this Agreement at the addresses set forth below:

                  BORROWER                  Globalstar, L.P.
                                            3200 Zanker Boulevard, Building #260
                                            San Jose, California 95134

                                            Attention: Vice President - Finance
                                            Fax No.: (713) 780-0156

                                            Copy To:


                                      45.

                                   Loral General Partner, Inc.
                                   600 Third Avenue
                                   New York, NY 10016

                                   Attention: General Counsel
                                   Fax No.: (212) 338 5320

                  AGENT            QUALCOMM Incorporated
                                   5755 Morehouse Drive.
                                   San Diego, California 92121

                                   Attention: Vice President - Customer Finance Fax No.: (619) 658-4203

                                   With Copy to: General Counsel

                  LENDERS          QUALCOMM Incorporated
                                   At the address set forth for Agent

The address for notices for Persons which subsequently become Lenders hereunder shall be as noted in the assignment and acceptance documentation to which such Person becomes a party. Except as set forth below, all such notices and communications shall, when mailed or telecopied, be effective, if deposited in the mails, two (2) Business Days after deposit in the mails, or if telecopied, upon being telecopied, with receipt telephonically confirmed by sender, respectively, addressed as aforesaid; provided, however, that notices to Lenders or Agent pursuant to the provisions of SECTION 2 of this Agreement shall not be effective, as of a given Business Day, unless actually received by Lenders or Agent or both, as applicable, prior to 1:00 p.m. New York time, on said Business Day. Notices given to Lenders or Agent pursuant to the provisions of SECTION 2 of this Agreement which are received after 1:00 p.m. New York time on a Business Day shall be considered effective as of the next succeeding Business Day. Each of such notices specified in SECTION 2 of this Agreement shall be given by telephone, facsimile or delivery of such notice. Neither Lenders nor Agent shall incur any liability to Borrower in acting upon any telephone or facsimile notice referred to in SECTION 2 of this Agreement which Lenders or Agent believe in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower. Each such telephonic or facsimile notice shall be irrevocable and binding on Borrower.

         8.3 NO WAIVER; REMEDIES. No failure on the part of Agent or Lenders to exercise, and no delay in exercising, any right under any Credit Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Credit Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Credit Documents are cumulative and not exclusive of any remedies provided by law.

         8.4 COSTS AND EXPENSES. Each of Borrower, Agent and each Lender shall bear its


                                      46.

own fees, costs and expenses incurred by it in connection with the negotiation, preparation, execution, delivery and consummation of, and the making of the initial Loans under, this Agreement and the other Credit Documents; provided, however, that Borrower agrees to pay Agent or Lenders, as the case may be, on demand (i) all reasonable fees and expenses, including attorneys' fees, incurred by Agent or Lenders in connection with the negotiation of and/or the preparation of amendments to and waivers under the Credit Documents requested by Borrower and (ii) all costs and expenses, if any (including counsel fees and expenses), incurred by Agent and Lenders in connection with the enforcement of the Credit Documents and the other documents to be delivered under the Credit Documents.

         8.5      RIGHT OF SET-OFF.

                  (a) Upon the occurrence and during the continuance of any Event of Default, under SUBSECTION 6.1(a), (i) OR (j) hereof, Agent and Lenders are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lenders to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under any Credit Document, irrespective of whether or not Agent or Lenders shall have made any demand under such Credit Document and although such obligations may be unmatured. Lenders agree promptly to notify Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lenders under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Lenders may have.

                  (b) Borrower's obligations to make payments and perform all other obligations hereunder, and the rights of Agent and Lenders in and to such payments and performance, are absolute and unconditional and shall not be subject to any abatement, reduction, set-off, defense, counterclaim or recoupment for any reason whatsoever, including, without limitation, abatements or reductions due to any present or future claims of Borrower against Agent, any Lender, Vendor or its Affiliates or any other vendor of equipment or services used or planned to be used as part of the Globalstar System, or against any other Person related in any way to the Globalstar System for any reason whatsoever.

         8.6 BINDING EFFECT; ASSIGNMENTS. This Agreement and the other Credit Documents shall be binding upon and inure to the benefit of Borrower, Lenders and Agent and their respective successors and assigns. Borrower shall not have the right to assign its rights or delegate its duties hereunder or any interest herein without the prior written consent of Lenders and Agent. Any Lender may, with the written consent of Borrower (at all times other than during the existence of an Event of Default under SUBSECTIONS 6.1(a), (i) OR (j) hereof in which event Borrower's consent shall not be required) and Agent (and written notice to each other Lender), at any time assign or sell participation interests in all or any part of their interests under this Agreement or any of the other Credit Documents; provided that no written consent of Borrower or Agent shall be required in connection with any assignment or participation sold by QUALCOMM to any Affiliate of QUALCOMM if all contractual rights and obligations of


                                      47.

QUALCOMM relating to Globalstar or the Globalstar System shall concurrently therewith be transferred to such Affiliate; provided, however, that no Lender shall transfer or grant any participating interest under which the participant shall have rights to approve any amendment, consent or waiver with respect to this Agreement except to the extent such amendment, consent or waiver would require unanimous consent as described in SECTION 8.1 of this Agreement. Lenders may, subject to SECTION 8.19 below, disclose the Credit Documents and any financial or other information relating to Borrower to any potential assignee or participant. The form of Assignment and Acceptance is attached hereto as EXHIBIT D.

         8.7 NATURE OF LENDERS' OBLIGATIONS. Nothing contained in this Agreement, any other Credit Document or the Development Agreement and no action taken by Lenders pursuant hereto or thereto may, or may be deemed to, make Agent or Lenders a partnership, an association, a joint venture, or other entity, with Borrower.

         8.8 NON-LIABILITY OF LENDERS. The relationship between Borrower and Lenders (including, but not limited to QUALCOMM acting in its capacity as a Lender and not Vendor) is, and shall at all times remain, solely that of borrower and lender, and Lenders neither undertake nor assume any responsibility or duty to Borrower to review, inspect, supervise, pass judgment upon, or inform Borrower of any matter in connection with any phase of Borrower's business, operations, or condition, financial or otherwise. Borrower shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment, or information supplied to Borrower by Lenders in connection with any such matter is for the protection of Lenders, and neither Borrower nor any third party is entitled to rely thereon.

         8.9 GOVERNING LAW. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         8.10 JURISDICTION, VENUE, SERVICE OF PROCESS; ARBITRATION..

                  (a) JURISDICTION, VENUE. BORROWER, AGENT AND EACH LENDER HEREBY AGREE THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF CALIFORNIA AS AGENT OR ANY LENDER MAY ELECT, AND, BY EXECUTION AND DELIVERY HEREOF, EACH OF BORROWER, LENDERS AND AGENT ACCEPTS AND CONSENTS TO, FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE, UNLESS WAIVED BY AGENT AND EACH LENDER IN WRITING, WITH RESPECT TO ANY ACTION OR PROCEEDING BROUGHT BY BORROWER AGAINST AGENT OR ANY LENDER AND ANY QUESTIONS RELATING TO USURY. NOTHING HEREIN SHALL LIMIT THE RIGHT OF AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. BORROWER WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT BEFORE SAID COURTS ON THE BASIS OF FORUM NON CONVENIENS.

                  (b) SERVICE OF PROCESS. SERVICE OF PROCESS ON BORROWER, AGENT


                                      48.

OR ANY LENDER IN ANY ACTION SUBJECT TO THIS SECTION 8.10 SHALL BE EFFECTIVE IF MAILED TO SUCH PARTY AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 8.2 ABOVE.

                  (c) WAIVER OF JURY TRIAL. EACH OF BORROWER, AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES ITS RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

         8.11 CONFLICT IN CREDIT DOCUMENTS. To the extent there is any actual irreconcilable conflict between the provisions of this Agreement and any other Credit Document, the provisions of this Agreement shall prevail.

         8.12 MAXIMUM RATE. In no event whatsoever shall the interest rate and other charges charged hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Lenders have received interest and other charges in the nature of interest hereunder in excess of the highest rate applicable hereto, the amount of such excess shall be deemed to have been a payment of principal and such excess shall be applied ratably between the Tranche A Facility and the Tranche B Facility.

         8.13 BROKER. Borrower and Lenders represent and warrant to each other that, with respect to the financing transaction herein contemplated, no Person is entitled to any brokerage fee or other commission as a result of their respective conduct and each agrees to indemnify and hold the other harmless against any and all such claims for which the indemnitor is responsible.

         8.14 INDEMNIFICATION. Borrower agrees to indemnify, save, and hold harmless Agent, Lenders and their directors, officers, agents, attorneys and employees (collectively, the "indemnitees") from and against: (i) any and all claims, demands, actions, or causes of action that are asserted against any indemnitee by any Person if the claim, demand, action, or cause of action arises out of or relates to a claim, demand, action, or cause of action that the Person asserts or may assert against Borrower, or any officer, director or shareholder of Borrower in their capacity as such, (ii) any and all claims, demands, actions or causes of action that are asserted against any indemnitee (other than by Borrower or by another indemnitee) if the claim, demand, action or cause of action arises out of or relates to the Loans, the use of proceeds of any Loans, or the relationship of Borrower and Lenders under this Agreement or any transaction contemplated pursuant to this Agreement, (iii) any administrative or investigative proceeding by any governmental agency arising out of or related to a claim, demand, action or cause of action described in clauses (i) or (ii) above; and (iv) any and all liabilities, losses, costs, or expenses (including outside attorneys' fees and disbursements) that any indemnitee suffers or incurs as a result of any of the foregoing; provided, that Borrower shall have no obligation under this SECTION 8.14 to Agent or any Lender with respect to any of the foregoing arising out of the gross negligence or willful misconduct of Agent or such Lender.

         8.15 HEADINGS. Headings in this Agreement are for convenience of reference only and are not part of the substance hereof.


                                      49.

         8.16 COUNTERPARTS. This Agreement may be executed in identical original counterparts, each of which will be deemed to be an original and taken together shall constitute one and the same instrument.

         8.17 SURVIVAL. All indemnities herein shall survive the execution and delivery of this Agreement and the making and repayment of all Loans.

         8.18 EFFECTIVENESS. This Agreement shall become effective on the date on which Borrower and Lenders shall have signed a copy hereof and shall have delivered the same to the other parties.

         8.19 CONFIDENTIALITY. Agent and each Lender agrees that it will use its reasonable best efforts to keep confidential any material non-public information from time to time supplied to it under this Agreement; provided, however, that nothing herein shall prohibit Agent or any Lender from disclosing such information (i) to the extent Agent or such Lender in good faith believes it is required by statute, rule, regulation or judicial process to divulge such information to any Person as required by such authority, (ii) to Agent's or such Lender's counsel, (iii) to Agent's or such Lender's examiners, regulators, advisors, auditors or comparable Persons, (iv) to any of Agent's or such Lender's Affiliates who are notified of the confidential nature of the information and agree to be bound by this provision or provisions reasonably comparable hereto , (v) to any other Lender or any assignee, transferee or participant of all or any portion of Agent's or any Lender's rights under this Agreement or the other Credit Documents who is notified of the confidential nature of the information and agrees to be bound by this provision or provisions reasonably comparable hereto or (vi) any other Person in connection with any litigation to which any of Lenders on the one hand and any of the Credit Parties on the other hand are parties; and provided, further, that no Lender shall have any obligation under this SECTION 8.19 to the extent any such information becomes available on a non-confidential basis from a source other than Borrower or its Subsidiaries or that any information becomes publicly available other than by a breach of this SECTION 8.19. Each Lender agrees it will use all confidential information exclusively for the purpose of evaluating, monitoring, selling, protecting or enforcing its rights under this Agreement and the other Credit Documents. Without affecting any other rights of Borrower, each Lender agrees that Borrower shall be entitled to seek the remedies of injunction and specific performance for any breach of the provisions of this SECTION 8.19.

         8.20 ENTIRE AGREEMENT. This Agreement, the other Credit Documents and the documents and agreements executed in connection herewith and therewith constitute the final agreement of the parties hereto and supersede any prior agreement or understanding, written or oral, with respect to the matters contained herein and therein, including but not limited to portions of the Term Sheet containing terms and conditions expressly set forth herein (but excluding matters not expressly set forth herein, including the matters described in the Term Sheet under the caption entitled "Additional Requirements."


                                      50.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunder duly authorized, as of the date first above written.

BORROWER:                GLOBALSTAR, L.P.,
                         a Delaware limited partnership



                                 By:  Loral/Qualcomm Satellite Services, L.P.

                                         By:  Loral/Qualcomm Partnership, L.P.

                                             By:  Loral General Partner, Inc.





                         By:  /s/ Eric J. Zahler
                                  Name:  Eric J. Zahler
                                  Title:  President and COO



                                Credit Agreement

AGENT:                        QUALCOMM INCORPORATED



                              By:      /s/ Anthony S. Thornley
                                       Name:  Anthony S. Thornley
                                       Title:  Executive Vice President and CFO

                              Agent's Payment Office

                              QUALCOMM Incorporated
                              5755 Morehouse Drive
                              San Diego, California 92121
                              Attention:  Vice President - Project Finance /
                                           Direct Investments
                              Fax No. (619) 658-4203
                              With Copy to:  General Counsel


LENDERS:                      QUALCOMM INCORPORATED



                              By:  /s/ Anthony S. Thornley
                                       Name: Anthony S. Thornley
                                       Title:  Executive Vice President and CFO

                              Domestic Lending Office

                              QUALCOMM Incorporated
                              5755 Morehouse Drive
                              San Diego, California 92121
                              Attention:  Vice President - Project Finance /
                                           Direct Investments
                              Fax No. (619) 658-4203
                              With Copy to:  General Counsel

                                Credit Agreement

                                  SCHEDULE 1.1

                                   COMMITMENTS



                                   TRANCHE A COMMITMENT                    TRANCHE B COMMITMENT
QUALCOMM Incorporated                 $113,790,187.07                         $417,325,640.64



                        LOANS OUTSTANDING ON CLOSING DATE

                                   TRANCHE A LOANS                         TRANCHE B LOANS
QUALCOMM Incorporated              $113,790,187.07                         $368,259,141.07

INDEX OF SCHEDULES


Schedule 1.1                        --      Commitments
Schedule  5.2(b)(x)                 --      Indebtedness
Schedule  5.2(d)(ii)(D)             --      Sales of Assets
Schedule 5.2(e)                     --      Distributions
Schedule 5.2(g)                     --      Transactions with Affiliates


                                INDEX OF EXHIBITS


Exhibit A-1                --       Form of Tranche A Note
Exhibit A-2                --       Form of Tranche B Note
Exhibit B                  --       Form of Notice of Deemed Loan
Exhibit C                  --       Form of Non-Bank Lender Tax Certificate
Exhibit D                  --       Form of Assignment and Acceptance
Exhibit E                           Form of Subsidiary Guarantee